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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INFOLOGIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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InfoLogix, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 30, 2009

        The Annual Meeting of Stockholders of InfoLogix, Inc. will be held on December 30, 2009 at 10:00 a.m. at InfoLogix's principal executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040 for the following purposes:

  (1)
  To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of one-for-twenty-five (the "Charter Amendment");

  (2)
  To elect seven directors;

  (3)
  To ratify the selection of McGladrey & Pullen LLP as our independent registered public accounting firm for 2009;

  (4)
  To approve an amendment to our 2006 Equity Compensation Plan to (a) increase the maximum aggregate number of shares of common stock that may be issued under the plan to, after giving effect to the reverse stock split pursuant to the Charter Amendment, 1,840,000 shares of our common stock and (b) permit the Compensation Committee of our Board of Directors, with the concurrence of the affected grantee, to reprice options and/or cancel any award under the plan (collectively, the "Plan Amendment"); and

  (5)
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on December 3, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on December 30, 2009: This notice of meeting, the proxy statement, the proxy card, the annual report for stockholders for the year ended December 31, 2008, the quarterly report for stockholders for the quarter ended September 30, 2009 and a copy of our current 2006 equity compensation plan are available at http://www.infologix.com by clicking on "Investor Information," then "SEC Filings" and then "Materials for Annual Meeting."

        All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please vote by completing the proxy card in accordance with the specifications on the Notice or on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors
JOHN A. ROBERTS Secretary

Hatboro, Pennsylvania
December     , 2009

InfoLogix, Inc.

101 E. County Line Road
Suite 210
Hatboro, PA 19040
http://www.infologix.com

PROXY STATEMENT

December       , 2009

        The Annual Meeting of Stockholders of InfoLogix, Inc. (the "Company," "we" or "us") will be held on December 30, 2009 at 10:00 a.m. at InfoLogix's principal executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and proxy card are being mailed to our stockholders starting December       , 2009. We have enclosed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and a copy of the Company's 2006 Equity Compensation Plan together with this Proxy Statement. These materials are also available at http://www.infologix.com by clicking on "Investor Information," then "SEC Filings" and then "Materials for Annual Meeting."

        We have fixed the close of business on December 3, 2009 as the record date for the Annual Meeting. All holders of record of InfoLogix's shares of common stock at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date,                  shares of common stock were outstanding.

VOTING AND REVOCABILITY OF PROXIES

        It is important that your shares be voted at the Annual Meeting. Whether or not you expect to attend the meeting in person, please vote by completing the proxy card, in accordance with the instructions on the proxy card. If you receive more than one proxy card because you have multiple accounts, you should sign and return all proxies received to be sure all of your shares are voted.

        The required quorum for the Annual Meeting consists of the presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote.

        On each matter subject to a vote at the Annual Meeting and any adjournment or postponement of the meeting, each record holder of shares of common stock will be entitled to one vote per share. Assuming a quorum is present, with respect to amending our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of one-for-twenty-five (the "Charter Amendment"), the proposal will be approved if a majority of the outstanding shares entitled to vote at the Annual Meeting are voted FOR the proposal. With respect to the (a) election of directors, (b) ratification of our auditors and (c) amendment of our 2006 Equity Compensation Plan to (i) increase the maximum aggregate number of shares of common stock that may be issued under the plan from, giving effect to the reverse stock split pursuant to the Charter Amendment, 154,400 to 1,840,000 shares of our common stock and (ii) permit the Compensation Committee of our Board of Directors, with the concurrence of the affected grantee, to reprice options and/or cancel any award under the plan (the "Plan Amendment"), assuming a quorum is present, the proposals will be approved if a majority of the shares present in person or by proxy and casting an affirmative or negative vote on the proposals vote FOR the proposals.

        If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count toward the establishment of a quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called "broker non-votes") are also considered in determining whether a quorum is present, but will not be voted on that matter. Pursuant to recent amendments to the rules governing brokers, an uncontested director election is considered a non-routine matter for which brokers do not have discretionary authority to vote shares held by account holders.

        You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you are a stockholder of record and complete your proxy properly but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

  •
  FOR the Charter Amendment.

  •
  FOR the election of all seven nominees for director named herein.

  •
  FOR the ratification of the selection of McGladrey & Pullen LLP as our independent registered public accounting firm for 2009.

  •
  FOR the Plan Amendment.

If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing an instrument revoking it with our secretary or a duly executed proxy bearing a later date. You also may revoke your proxy by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy.

        We have been advised by various members of our management and Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 6,057,136 shares of our Common Stock that they intend to vote such shares in favor of each of the proposals. In addition, our majority stockholder, Hercules Technology I, LLC, which has voting power with respect to 67,294,751 shares of our Common Stock, is contractually obligated to vote in favor of the Charter Amendment and the Plan Amendment and for the election of all of the nominees for director named herein.

        Some banks, brokers, and other nominee record holders might be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or Notice may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling us as follows: by writing to Attention, Investor Relations, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania 19040; or by calling (215) 604-0691. If you want to receive separate copies of the Proxy Statement and Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

        We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to stockholders. In addition to solicitation by mail, certain directors, officers, and employees of InfoLogix and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE—
APPROVAL OF THE CHARTER AMENDMENT

General

        Our Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of one-for-twenty-five in substantially the form set forth in Appendix A to this proxy statement (the "Charter Amendment"). The Charter Amendment will reduce the number of shares of our common stock issued and outstanding, but will not change the number of authorized shares or the par value per share. The purpose of the Charter Amendment is to increase the number of shares of common stock available for issuance and to increase the per share trading value of our common stock.

        We currently have 110,000,000 shares of stock authorized, of which 100,000,000 shares are designated as common ("Common Stock") and 10,000,000 shares are designated as preferred ("Preferred Stock"). Of this amount, 93,053,886 shares of Common Stock were issued and outstanding as of December 2, 2009 and another 4,585,000 shares of Common Stock were reserved for issuance pursuant to our equity compensation plan and upon exercise of outstanding warrants. If a one-for-twenty-five reverse stock split is implemented, the number of issued and outstanding shares of Common Stock would be 3,722,155. The number of authorized shares would remain 110,000,000 shares with 100,000,000 shares designated as Common Stock. Without taking into account and reserving for issuance the Warrant Shares, Term Loan B Conversion Shares, Interest Conversion Shares, and Replacement Warrant Shares described below or the increase in the number of shares available for issuance pursuant to our 2006 Equity Compensation Plan (the "Existing Option Plan") discussed in Proposal Four, after the reverse stock split, we would have 96,277,845 authorized but unissued shares of Common Stock and 183,400 shares reserved for issuance pursuant to our Existing Option Plan and outstanding warrants, leaving 96,094,445 shares of Common Stock available for issuance.

Hercules Restructuring

        On November 20, 2009, we entered into a series of agreements with our senior lender, Hercules Technology Growth Capital, Inc. ("Hercules") designed to restructure our outstanding indebtedness. On that date, certain events of default existed under our Loan and Security Agreement with Hercules dated May 1, 2008, as amended (the "Loan and Security Agreement"), and though Hercules had agreed to forbear from exercising its rights, due to the events of default, Hercules had the right to accelerate and demand payment of all or any part of our obligations under the Loan and Security Agreement. Our obligations amounted to approximately $22.5 million, including accrued interest and fees. In an effort to cure the events of default, we and Hercules restructured the indebtedness by converting a portion of our outstanding debt to Hercules, which portion Hercules had assigned to its wholly-owned subsidiary Hercules Technology I, LLC ("HTI"), to shares of our Common Stock and warrants to purchase our Common Stock and by restructuring the remaining outstanding debt, including by making a portion of it convertible into shares of our Common Stock (the "Hercules Restructuring"). We also restructured our earn out obligation related to our 2008 acquisition of the assets of Delta Health Systems, Inc. The Hercules Restructuring resulted in the cancellation of $5 million in indebtedness and has provided us with up to $5 million in additional availability under a revolving credit facility with Hercules. Upon closing of the related transactions on November 20, 2009, HTI now owns 67,294,751 shares, or 72.4%, of our outstanding Common Stock.

  Background and Purpose of the Hercules Restructuring

        On May 1, 2008, we and certain of our subsidiaries entered into the Loan and Security Agreement with Hercules, which provided us with a revolving credit facility of up to $9.0 million and a term loan facility of up to $12.0 million. The revolving credit facility was to expire on January 1, 2010 and the term loan facility was to mature on May 1, 2012. Our obligations under the Loan and Security Agreement were secured by all of our personal property. The Loan and Security Agreement was amended in November 2008 to revise the monthly minimum EBITDA test and the monthly maximum leverage ratio as well as to prohibit us from making any payments under our earn out obligations related to certain past acquisitions while our leverage exceeded a maximum of 3.00 to 1.00. The November 2008 amendment to the Loan and Security Agreement also resulted in an increase in our interest rates for both the revolving credit and term loan facilities and required us to pay an amendment fee of $315,000 to Hercules.

        The Loan and Security Agreement was further amended on May 31, 2009 to, among other things, amend certain financial covenants, postpone further principal repayments on the term loan portion of the facility until January 2010, and to postpone the revolving loan maturity date from November 1, 2009 until January 1, 2010. The May 2009 amendment also resulted in an increase in our interest rates for both the revolving credit and term loan facilities. Furthermore, the amendment Agreement required one of the following events to have occurred by July 31, 2009: the sale of substantially all of our assets or capital stock of the Company, a cash equity infusion in an amount of at least $12.0 million, or the incurrence of subordinated indebtedness in an amount of at least $12.0 million (each, a "Fundamental Event Closing"). A Fundamental Event Closing did not occur by July 31, 2009, and, as a result, an event of default occurred under the Loan and Security Agreement (the "Default"), and as a result we entered into a forbearance agreement with Hercules as described below. In connection with the May 2009 amendment, we issued Hercules a warrant to purchase 250,000 shares of our Common Stock at an exercise price of $0.42 per share and paid a restructuring fee of $210,000.

        On July 31, 2009, we entered into a forbearance agreement (the "Forbearance Agreement") under which Hercules agreed to forbear from exercising its rights and remedies with respect to the Default. The Forbearance Agreement was effective until the earlier of (i) September 30, 2009 and (ii) the occurrence of a termination event under the Forbearance Agreement. A "termination event" included, among other things: our failure to pay when due principal, interest, and any other applicable fees under and in accordance with the Loan and Security Agreement; our failure to comply with any of the terms or undertakings of the Forbearance Agreement; our joining, assisting, cooperating or participating as an adverse party in certain suits or other proceedings against Hercules or any of its affiliates; the occurrence of another event of default under the Loan and Security Agreement, subject to specified exceptions; and our failure to provide evidence of the occurrence of certain other events in connection with the Company's attempts to secure additional financing, which included our filing of a proxy statement or registration statement relating thereto with the Securities and Exchange Commission on or before August 14, 2009. Under the Forbearance Agreement, we paid a forbearance fee of $412,000 (equal to 2% of the total principal amount due to Hercules, including capitalized interest payments paid in kind and added to the principal amount of the loan).

        On August 14, 2009, we entered into an amendment to the Forbearance Agreement (the "First Forbearance Amendment"). Pursuant to the First Forbearance Amendment, Hercules agreed to extend the deadline by which we were required to file a proxy statement or registration statement related to a potential recapitalization from August 14, 2009 to August 20, 2009. We did not pay any fee to Hercules in connection with the First Forbearance Amendment.

        On August 20, 2009, we entered into a second amendment to the Forbearance Agreement (the "Second Forbearance Amendment"). Pursuant to the Second Forbearance Amendment, Hercules agreed to extend the deadline by which we were required to file a proxy statement or registration statement to August 21, 2009. We did not pay any fee to Hercules in connection with the Second Forbearance Amendment.

        On September 23, 2009, we entered into a third amendment to the Forbearance Agreement (the "Third Forbearance Amendment"). Following the Third Forbearance Amendment, the Forbearance Agreement was effective until the earlier of (i) October 12, 2009 and (ii) the occurrence of a termination event under the Forbearance Agreement. A "termination event" included, among other things, our failure to deliver to Hercules an executed term sheet on or before October 5, 2009 providing for the terms and conditions of a restructure of the Loan and Security Agreement and our failure at any time to continue, in good faith, our negotiations with respect to a restructure of the Loan and Security Agreement. We did not pay any fee to Hercules in connection with the Third Forbearance Amendment.

        Pursuant to the Loan and Security Agreement, we were required to pay to Hercules the remaining balance of a restructuring fee in the amount of $160,000 on the earliest of (i) September 30, 2009, (ii) the acceleration of the secured obligations under the Loan and Security Agreement, or (iii) payment in full of the secured obligations. We did not pay the balance of the restructuring fee by the specified date, and as a result, an event of default occurred under the Loan and Security Agreement. On September 30, 2009, we entered into a fourth amendment to the Forbearance Agreement (the "Fourth Forbearance Amendment"), pursuant to which, Hercules agreed to forbear from exercising its rights and remedies under the Loan and Security Agreement as a result of this event of default for the period and subject to the terms and conditions specified in the Forbearance Agreement. We did not pay any fee to Hercules in connection with the Fourth Forbearance Amendment.

        On October 15, 2009, we entered into a fifth amendment to the Forbearance Agreement (the "Fifth Forbearance Amendment") under which Hercules agreed to forbear from exercising its rights and remedies with respect to certain events of default under the Loan and Security Agreement. Under the Fifth Forbearance Amendment, Hercules agreed to reduce the amount of unrestricted cash that the Company was required to maintain from $1,500,000 to $750,000. During the period from July 31, 2009 through October 9, 2009, the Company did not maintain the required amount of unrestricted cash, and as a result, an event of default occurred under the Loan and Security Agreement. Under the Fifth Forbearance Amendment, Hercules also agreed to forbear from exercising its rights and remedies under the Loan and Security Agreement as a result of this event of default for the period and subject to the terms and conditions specified in the Forbearance Agreement. In addition, the Fifth Forbearance Amendment extended the forbearance period until the earlier of (i) November 12, 2009 and (ii) the occurrence of a termination event under the Forbearance Agreement, which included, among other things, the occurrence of another event of default under the Loan and Security Agreement, subject to specified exceptions. The Company did not pay any fee to Hercules in connection with the Fifth Forbearance Amendment. Upon the termination of the forbearance period, Hercules would be free to proceed or enforce any or all of its rights and remedies with respect to the Company's default under the Loan and Security Agreement.

  Description of the Hercules Restructuring

        As mentioned above, on November 20, 2009, we entered into the transactions constituting the Hercules Restructuring. The terms of the Hercules Restructuring are as follows:

  Debt Conversion Agreement

        In connection with the Hercules Restructuring, on November 20, 2009, we entered into a Debt Conversion Agreement with HTI, pursuant to which HTI exchanged $5 million in existing indebtedness (the "Conversion Amount") for (i) 67,294,751 shares (the "Conversion Shares") of our Common Stock and (ii) a warrant to purchase 16,823,688 shares of Common Stock (the "Warrant Shares") at an exercise price of $0.0743 per share (the "Warrant"). The Warrant has a five year term and, when the

Charter Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date"), it will be immediately exercisable.

        Under the Debt Conversion Agreement, our Board of Directors was reconstituted and is now composed of four incumbent directors (including our Chief Executive Officer) (the "Incumbent Directors"), three members chosen by HTI (the "HTI Directors") and for one year after the closing of the Hercules Restructuring, Warren V. Musser, the Chairman of the Board of Directors just prior to the closing, will hold the non-voting position of Chairman Emeritus. The Incumbent Directors are David T. Gulian (our Chief Executive Officer), Wayne D. Hoch, Thomas C. Lynch and Thomas O. Miller and the HTI Directors are Mark S. Denomme, Manuel A. Henriquez , and Roy Y. Liu. Within 90 days following the Hercules Restructuring, the Board of Directors is required to cause one Incumbent Director, other than our Chief Executive Officer, to resign and is required to replace that director with a nominee who is mutually acceptable to HTI and the Incumbent Directors (the "Joint Director"). If the Joint Director is not elected to the Board of Directors within 90 days following the Hercules Restructuring, the size of the Board of Directors will be increased by one position and HTI will have the right to designate an additional director to fill that position. Upon the election of the Joint Director, HTI will cause such additional director to resign and the size of the Board of Directors will be reduced accordingly. HTI also has the right to have one HTI Director sit on the Nominating and Governance and Compensation Committees of the Board of Directors. For so long as HTI and its affiliates own at least 25% of the issued and outstanding Common Stock, HTI has agreed to, and shall cause its affiliates to, vote for the HTI Directors, the Joint Director, the Chief Executive Officer and those persons who are independent and nominated by all members of the Nominating and Governance Committee.

        HTI will continue to have the right to nominate three directors to our Board of Directors until (i) we repay the term loans, as described below, and (ii) we maintain a consolidated total leverage ratio of 1.5 to 1 for a rolling twelve months ending on each of four consecutive quarters, in which case, one HTI Director will not stand for re-election at the next annual meeting of stockholders following the occurrence of either of those events. No HTI Directors will stand for reelection at the next annual meeting of stockholders following (i) our payment in full of all obligations under the Amended and Restated Loan and Security Agreement, as described below, and (ii) HTI owning less than 10% of our issued and outstanding Common Stock.

        Pursuant to the Debt Conversion Agreement, we agreed that after the closing, we would undertake to (i) increase the current option pool, after giving effect to the Charter Amendment, to 20% of our issued and outstanding Common Stock on a fully-diluted basis and (ii) amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 250,000,000 or to implement a reverse stock split, in either case the amendment to our Certificate of Incorporation must result in our having a sufficient number of authorized shares to issue the Warrant Shares and the shares underlying the increased option pool and to satisfy our obligations under the agreements related to the Hercules Restructuring. A breach occurs under the Debt Conversion Agreement if the Effective Date does not occur by January 31, 2010.

  Registration Rights Agreement with HTI

        In connection with the Debt Conversion Agreement, on November 20, 2009, we entered into a Registration Rights Agreement (the "HTI Registration Rights Agreement") with HTI whereby we agreed to file within 120 days after the closing of the Hercules Restructuring a shelf registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of the Conversion Shares and the Warrant Shares. We agreed to use our best efforts to have the registration statement declared effective by the SEC no later than 120 days after closing, subject to a 60-day extension in the event of SEC review. We are obligated to maintain the effectiveness of the registration statement from its effective date through and until the earlier of (i) the sale of all the Conversion

Shares and Warrant Shares or (ii) HTI and its affiliates owning less than 10% of our issued and outstanding Common Stock and the Conversion Shares and Warrant Shares may be sold free of any restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

        Subject to certain exceptions, we will be liable to HTI for liquidated damages under the HTI Registration Rights Agreement if (i) the registration statement is not filed within 120 days after the closing of the Hercules Restructuring, (ii) the registration statement ceases to be effective or usable at any time during the applicable effectiveness period, or (iii) HTI is not permitted to utilize the prospectus in the registration statement to sell its Conversion Shares or Warrant Shares for 20 consecutive days that the NASDAQ Stock Market is open for trading or in any individual case, an aggregate of 30 such days during any 12-month period (each, a "Registration Default"). For any Registration Default, we will be subject to penalties of up to $50,000 per month until the default is cured. If we fail to pay any penalties within a specified time frame, we would be charged 8% interest on the outstanding penalties.

        We also granted HTI piggy-back registration rights for any Conversion Shares and Warrant Shares not covered by the registration statement or sold under Rule 144, subject to standard underwriting cutbacks. The HTI Registration Rights Agreement also contains standard indemnification provisions on our part and on the part of HTI.

  Amended and Restated Loan Agreement

        In connection with the Hercules Restructuring, on November 20, 2009, we and our subsidiaries (the "Borrowers") and Hercules entered into an Amended and Restated Loan and Security Agreement (the "Loan Agreement"), whereby the Borrowers and Hercules agreed to restructure the Borrowers' remaining debt not cancelled pursuant to the Debt Conversion Agreement. The Loan Agreement amended and restated the prior Loan and Security Agreement.

        Under the Loan Agreement, the remainder of the Borrowers' indebtedness with Hercules was restructured to include two term loans aggregating $10.5 million and a revolving credit facility of $12 million, of which $7 million was outstanding immediately at closing. The revolving credit facility expires on May 1, 2011, but may be extended at the Borrowers' option for six months if there is no existing event of default. Any advances under the revolving credit facility bear interest initially at 12.0% per annum until the term loans, as described below, are repaid in full, when the interest rate on outstanding advances will be prime plus 4%. Borrowings under the credit facility are based on eligible accounts receivable, including an overadvance provision of up to $500,000, which will be due 28 days after the overadvance is drawn. Overadvances bear interest at 15% per annum.

        The term loans are comprised of a $5.5 million term loan due on November 1, 2013 ("Term Loan A") and a $5 million convertible term loan due on November 1, 2014 ("Term Loan B"). Amortization on Term Loan A begins on December 1, 2010. Term Loan B may be converted into shares of the Common Stock (the "Term Loan B Conversion Shares") at Hercules' option, or automatically if the 90-day volume weighted adjusted price of the Common Stock exceeds five times the conversion price, which is $0.0743 per share. The Borrowers, however, have the right to pay a portion of the conversion amount in cash plus applicable fees interest and other charges instead of shares of Common Stock if an automatic conversion occurs under certain circumstances and the Common Stock is listed on certain national exchanges.

        Term Loan A bears interest at (i) 12% per annum for the first year, (ii) 18% per annum for the next year, and (iii) 15% thereafter. All interest on Term Loan A is payable in cash monthly commencing December 1, 2009. Term Loan B bears interest at (i) 14.5% per annum for the first year, (ii) 20.5% per annum for the next year, and (iii) 17.5% thereafter. 2.5% of the interest on Term Loan B will be "paid in kind" ("PIK") compounded monthly. Hercules has the option to turn the PIK interest into cash interest or additional shares of Common Stock (the "Interest Conversion Shares") if certain predefined metrics are maintained. The balance of the interest on Term Loan B is payable in cash monthly commencing December 1, 2009. In the event the term loans are prepaid, a prepayment charge on the principal prepaid of 5% if prepaid during the first 12 months, 3% if prepaid during the next 12 months and 1% thereafter will be due.

        The Loan Agreement contains certain negative covenants and other stipulations associated with the arrangement, including covenants that restrict the Borrowers' ability to incur indebtedness, make investments, make payments in respect of its capital stock, including dividends and repurchases of common stock, sell or license its assets, and engage in acquisitions without the prior satisfaction of certain conditions. Additionally, the Loan Agreement contains the following financial covenants (i) minimum consolidated adjusted EBITDA measured on a three month rolling basis as of the last day of each month of between $150,000 and $2 million, until December 31, 2011 and thereafter when $3 million of consolidated adjusted EBITDA is required, (ii) maximum leverage ratio measured on a rolling twelve month basis as of the last day of a fiscal quarter commencing June 30, 2010 of 6.0 to 1.0 decreasing to 1.5 to 1.0 by the quarter ending June 30, 2012, (iii) minimum consolidated fixed charge coverage ratio measured on a rolling twelve month basis as of the last day of a fiscal quarter commencing June 30, 2010 of 0.75 to 1.0 increasing to 2.0 to 1.0 by the quarter ending June 30, 2012, and (iv) at least $1 million in unrestricted cash at all times. Failure to maintain the financial covenants, as well as certain other events, are events of default under the Loan Agreement. Upon an event of default under the Loan Agreement, Hercules may opt to accelerate and demand payment of all or any part of the Borrowers' obligations.

        The Borrowers were assessed a transaction fee of $450,000 in connection with the Hercules Restructuring, which is payable in 12 equal monthly installments beginning in April 2010. The obligations of the Borrowers under the Loan Agreement are secured by all of the personal property of the Borrowers, including all of the equity interests of the Borrowers in their respective subsidiaries.

  Registration Rights Agreement with Hercules

        In connection with the Loan Agreement, on November 20, 2009, we and Hercules entered into a Registration Rights Agreement (the "Hercules Registration Rights Agreement") whereby we agreed to file, upon conversion of Term Loan B in whole or in part, an initial shelf registration statement with the SEC covering the Term Loan B Conversion Shares, Interest Conversion Shares and Hercules Replacement Warrant Shares (defined below). Upon request of Hercules, we would be obligated to file subsequent registration statements if the shares of Common Stock covered by the preceding registration statement have been sold. Additionally, Hercules may demand that we file up to three additional registration statements at any time after the effectiveness period of the initial registration statement. The initial registration statement must cover at least 25 million shares of Common Stock. Any subsequent registration statements must cover at least 10 million shares of Common Stock and the demand registration statements must cover at least 5 million shares of Common Stock. These minimum share amounts will be adjusted to reflect any stock split, distribution or similar event.

        The initial registration statement must be filed within 120 days after conversion of Term Loan B. We agreed to use our best efforts to have the registration statement declared effective by the SEC no later than 120 days after such conversion, subject to a 60 day extension in the event of SEC review. Any subsequent or demand registration statements must be filed within 30 days, if filed on Form S-3, or 60 days, if filed on any other form, after receipt of notice from Hercules requesting or demanding such registration. We agreed to use our best efforts to have any subsequent or demand registration statements declared effective as soon as practicable. Our obligation to file or keep effective any subsequent or demand registration statements will cease when Hercules, together with any of its affiliates, owns less than 10% of our issued and outstanding Common Stock and the Common Stock registrable under the Hercules Registration Rights Agreement may be sold free of any restrictions under Rule 144.

        Subject to certain exceptions, we may be liable to Hercules for liquidated damages under the Hercules Registration Rights Agreement if (i) any registration statement, including any subsequent registration statement or demand registration statement, is not filed in accordance with the specified deadlines, (ii) any registration statement is not effective by the applicable effectiveness deadline or any registration statement ceases to be effective or usable at any time during the applicable effectiveness period, or (iii) Hercules is not permitted to utilize the prospectus in any registration statement for 20 consecutive days that the NASDAQ Stock Market is open for trading or in any individual case, an aggregate of 30 such days during any 12-month period (each, a "Hercules Registration Default"). For any Hercules Registration Default, we will be subject to penalties of up to 1% of the value of the Common Stock registered under the affected registration statement. If we fail to pay any penalties within a specified time frame, we would be charged 8% interest on the outstanding penalties.

        The remaining terms of the Hercules Registration Rights agreement are substantially similar to those in the HTI Registration Rights Agreement.

  Director Indemnification Agreements

        In connection with the Hercules Restructuring, on November 20, 2009, we entered into indemnification agreements (the "Indemnification Agreements") with the HTI Directors in connection with their election to our Board of Directors, whereby we agreed to indemnify them, to the fullest extent permitted under Delaware law against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the HTI Directors in connection with any civil, criminal, administrative or investigative action brought against the HTI Directors by reason of their relationship with the Company. The Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the right of the Company. In addition, the Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the Indemnification Agreement as permitted by Delaware law.

  Change in Control

        As a result of the Hercules Restructuring, we have experienced a change in control and HTI now owns 72.4% of our issued and outstanding Common Stock, not including the Warrant Shares. Furthermore, after we effectuate the Charter Amendment for which we are seeking your approval, (i) HTI's Warrant will be exercisable for the Warrant Shares, being 16,823,688 shares of our Common Stock and (ii) HTI's parent company, Hercules, will have an exercisable right to acquire up to 67,294,751 shares of our Common Stock upon conversion of Term Loan B and an additional amount of shares of Common Stock as payment for interest. Hercules also currently holds a currently exercisable warrant to purchase up to 250,000 shares of our Common Stock.

  Other Recent Restructuring Actions

  Replacement Warrants

        Immediately prior to consummation of the Hercules Restructuring, on November 20, 2009, we cancelled, with the concurrence of the holders, warrants to purchase an aggregate of 2,425,000 shares of Common Stock issued on November 29, 2006 and June 19, 2009 (the "Existing Warrants") to each of David T. Gulian, Richard D. Hodge, Warren V. Musser, Michael M. Carter, Fairmount Partners LP and Hercules (collectively, the "Existing Warrant Holders") and reissued to each Existing Warrant Holder, a replacement warrant (each, a "Replacement Warrant") on substantially the same terms as such Existing Warrant Holder's corresponding Existing Warrant, except that the exercise price of the Replacement Warrant is $0.0743 per share of Common Stock. Except for the replacement warrant issued to Hercules which is currently exercisable for shares of our Common Stock (the "Hercules Replacement Warrant Shares"), the Replacement Warrants will not vest or become exercisable for shares of our Common Stock (the "Replacement Warrant Shares") until the Effective Date of the Charter Amendment.

  Delta Restructuring

        As a condition to, and in connection with, the Hercules Restructuring, on November 20, 2009, our wholly-owned subsidiary, InfoLogix Systems Corporation ("Systems") entered into a Letter Agreement (the "Letter Agreement") with Delta Health Systems, Inc ("Delta") whereby the parties agreed to restructure the outstanding obligations under the Earn Out Agreement dated May 2, 2008 (the "Delta Earn Out Agreement"). Under the Delta Earn Out Agreement, Delta earned $430,000 for the earn out period ended May 2, 2009. Under the Letter Agreement, in lieu of the $430,000 payment, commencing as of September 1, 2009, Delta will participate in a commission plan, under which Systems will pay Delta a monthly commission equal to 11.5% of collected revenue from Delta's business that the Company generates, if any, during the applicable month. Delta has released Systems from all obligations under the Delta Earn Out Agreement relating to the earn out period ended May 2, 2009. All other terms and conditions of the Delta Earn Out Agreement, including the rights and obligations of the parties with respect to the earn out period ending May 2, 2010, if any, remain in full force and effect.

NASDAQ Listing Requirements

        Our Common Stock currently trades on The NASDAQ Capital Market under the symbol "IFLG." The NASDAQ Capital Market has several continued listing requirements that companies must satisfy in order to remain listed. On August 19, 2009, NASDAQ notified us that we were not in compliance with the minimum $2.5 million stockholders' equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(b). On October 30, 2009, we received notice that NASDAQ had granted our request for an extension to regain compliance with this listing rule by no later than November 20, 2009. Additionally, on October 30, 2009, NASDAQ granted our request for a financial viability exception to NASDAQ's stockholder approval requirements for the Hercules Restructuring. On November 10, 2009, we issued a press release and provided notice to our stockholders announcing that NASDAQ had granted our request for a financial viability exception.

        On November 25, 2009, we received notice from NASDAQ that we have regained compliance with the $2.5 million stockholders' equity requirement for continued listing on The NASDAQ Capital Market. NASDAQ, however, will continue to monitor our ongoing compliance with the minimum stockholders' equity requirement and, if at the time of our next periodic report we do not evidence compliance with that requirement, we may be subject to delisting.

        We also received a deficiency letter, dated September 16, 2009, from NASDAQ stating that based on the closing bid price of our listed securities for the last 30 consecutive business days, we no longer meet the minimum $1.00 per share requirement for continued listing on The NASDAQ Capital Market under Marketplace Rule 5550(a)(2). Under Marketplace Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until March 15, 2010, in which to regain compliance with the minimum bid price rule.

        If at any time before March 15, 2010, the bid price of our securities closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ stated that it will notify us that we have achieved compliance with the minimum bid price rule and the matter will be closed. If we do not regain compliance with the minimum bid price rule before March 15, 2010, NASDAQ stated that it will provide us with written notice that our securities are subject to delisting. At that time, we may appeal NASDAQ's determination to a NASDAQ Listing Qualifications Panel, which would stay any further delisting action by NASDAQ pending a final decision by the panel. Alternatively, NASDAQ stated that we may be eligible for an additional grace period if we meet the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market. NASDAQ further stated that if we meet the initial listing criteria, it will notify us that we have been granted an additional 180 calendar day compliance period.

 Purposes of the Charter Amendment

        The Hercules Restructuring was designed and effectuated to eliminate the Defaults under the Loan and Security Agreement, reduce our indebtedness and achieve compliance with The NASDAQ Capital Market's minimum stockholders' equity requirement. The purposes of the proposed Charter Amendment are to increase the number of authorized shares of Common Stock we have available for issuance so we have sufficient authorized shares upon conversion or exercise of securities issued in connection with the Hercules Restructuring and to increase the per share trading value of our Common Stock in an effort to help us return to compliance with The NASDAQ Capital Market's $1.00 minimum bid price requirement. We expect that combining the issued and outstanding shares of Common Stock into a smaller number will result in them trading at a higher per share trade price for our Common Stock compared to their recent trading prices, though there is no assurance that our Common Stock will continue to trade at a higher per share price. On November 30, 2009, the closing price per share of our Common Stock was $0.12.

        We do not currently have sufficient authorized shares to reserve shares for issuance of the Warrant Shares, the Term Loan B Conversion Shares, the Interest Conversion Shares, or the Replacement Warrant Shares. We currently have 100,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of Preferred Stock. Of this amount, 93,053,886 shares of Common Stock were issued and outstanding as of December 2, 2009 and another 4,585,000 shares of Common Stock were reserved for issuance pursuant to our equity compensation plan and upon exercise of outstanding warrants. This leaves only 2,361,114 shares of Common Stock available for issuance. We also have outstanding securities convertible into or exercisable for shares of our Common Stock, for which we have not reserved shares of Common Stock for issuance upon conversion or exercise, as follows: (i) 16,823,688 shares of Common Stock for purchase upon exercise of the Warrant, (ii) 67,294,751 shares of Common Stock issuable upon conversion in full of Term Loan B, (iii) 2,175,000 shares of Common Stock for purchase upon exercise of the Replacement Warrants and (iv) an indeterminate number of shares issuable upon conversion of accreted interest on Term Loan B.

        The proposed Charter Amendment would effectively increase the number of authorized shares of our Common Stock available for issuance sufficient to provide for the issuance of the shares of Common Stock underlying these securities, as well as to allow us to reserve additional shares for issuance pursuant to our equity compensation plan if the Plan Amendment described in Proposal Four to increase the number of shares available for issuance thereunder is approved by our stockholders at the Annual Meeting. It would also provide us with shares of Common Stock available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets. Furthermore, failure to increase, by January 31, 2010, the number of authorized shares of our Common Stock available for issuance sufficient to cover the Warrant Shares would cause us to be in breach of the Debt Conversion Agreement. The availability of the additional shares is necessary to comply with the terms of the agreements we entered into in connection with the Hercules Restructuring and we believe it is also necessary to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our Common Stock will be diluted. Except as described above and in Proposal Four, we have no current plans to issue additional shares.

        The following table sets forth our capitalization as of December 2, 2009 both pre- and post-split:

	Pre-Split		Post-Split
	Issued and/or Reserved	Issued— Not Exercisable and Unreserved
Authorized Shares of Common Stock	100,000,000	N/A	100,000,000
Issued and Outstanding Shares of Common Stock	93,053,886	N/A	3,722,155
Shares of Common Stock Reserved for Issuance under our Equity Compensation Plan (without giving effect to the Plan Amendment in Proposal Four)	3,860,000	N/A	154,400
Shares of Common Stock Reserved for Outstanding and Exercisable Warrants	725,000	N/A	29,000
Warrant Shares*	0	16,823,688	672,948
Term Loan B Shares*	0	67,294,751	2,691,790
Interest Conversion Shares*	0	Indeterminate	Indeterminate
Replacement Warrant Shares*	0	2,175,000	87,000
Additional Shares of Common Stock Reserved for Issuance under our Equity Compensation Plan (giving effect to the Plan Amendment in Proposal Four)#	N/A	N/A	1,685,600
Number of Authorized Shares Available for Issuance	2,361,114	N/A	90,957,107

*—The underlying shares of our Common Stock will be reserved for issuance on the Effective Date of the Charter Amendment.

#—The additional shares available for issuance under our Existing Option Plan will be reserved for issuance, if the Plan Amendment described in Proposal Four is approved by our stockholders at the Annual Meeting, on the Effective Date of the Charter Amendment

Certain Risks Associated with the Charter Amendment

         Our total market capitalization immediately after we effect the reverse stock split may be lower than immediately before the proposed reverse stock split.

        There are numerous factors and contingencies that could affect our stock price following the proposed reverse stock split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our Common Stock may not be sustainable at the direct arithmetic result of the reverse stock split (that is, at a price 25 times greater than the recent trading price of the Common Stock). If the market price of our Common Stock declines after the reverse stock split, our total market capitalization (the aggregate value of all of our outstanding Common Stock at the then existing market price) after the split will be lower than before the split.

         The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "round lots" of even multiples of 100 shares.

         If the reverse stock split is implemented, the number of authorized but unissued shares will increase significantly, and the future issuance of these shares will have a dilutive effect on your stock ownership.

        The reverse stock split will result in an increase in the number of our authorized but unissued shares of Common Stock. If we implement the reverse stock split, we will have 96,277,845 authorized but unissued shares and an additional 183,400 shares reserved for issuance pursuant to our Existing Option Plan and outstanding warrants.

        In connection with the Hercules Restructuring and with the Replacement Warrants, on the Effective Date we intend to reserve an additional 3,451,738 Shares of Common Stock related to the Warrant Shares, Term Loan B Conversion Shares and Replacement Warrant Shares. If the Plan Amendment in Proposal Four is approved by the Stockholders at our Annual Meeting, we will reserve an additional 1,685,600 shares for issuance pursuant to the Option Plan described in Proposal Four. All such future issuances will have a dilutive effect on the ownership interests of our stockholders. We may issue these authorized but unissued shares without the approval of our stockholders, and any such issuance will have a dilutive effect on the ownership interests of our current stockholders or any stockholders that own our shares prior to the Effective Date.

Principal Effects of the Charter Amendment

  Effect on Existing Shares of Common Stock

        The number of shares of Common Stock issued and outstanding would be reduced from 93,053,886 to 3,722,155. The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares.

         Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

        As described above, the number of authorized shares of Common Stock and Preferred Stock would remain unchanged, but because the number of outstanding shares of Common Stock would be reduced, the number of authorized shares of Common Stock available for issuance would be increased. After the reverse stock split is implemented, we would have 96,277,845 authorized but unissued shares of Common Stock.

        Currently, no shares of Preferred Stock are outstanding and the reverse stock split would not alter our Preferred Stock in any respect. We would continue to have 10,000,000 authorized but unissued shares of Preferred Stock.

  Effect on our Existing Option Plan and Warrants

        The reverse stock split would reduce the number of shares of Common Stock authorized and available for issuance under the Existing Option Plan regardless of whether the Plan Amendment in Proposal Four is approved by our stockholders. Specifically, the total number of shares of Common Stock that may be issued under the Existing Option Plan would be reduced from 3,860,000 to 154,400. In addition, as a result of the reverse stock split, the number of shares represented by each outstanding award under the Existing Option Plan, whether vested or unvested, would be proportionately reduced and the exercise price would also be proportionately adjusted as described in the Existing Option Plan. As a result of the reverse stock split, the options to acquire 2,720,744 shares of Common Stock currently outstanding under the Existing Option Plan would be reduced to options to acquire 108,829 shares of Common Stock.

        The number of shares issuable upon the exercise of each outstanding warrant to purchase our Common Stock would be reduced proportionately to the ratio of our reverse stock split and the exercise price of the warrant would also be adjusted proportionately. Specifically, currently outstanding warrants to purchase 19,723,688 shares of our Common Stock would be adjusted to warrants to purchase 788,947 shares of our Common Stock.

  Effect on Shares Available for Issuance

        As described above, on the Effective Date, our capitalization would be as follows: (i) 3,722,155 issued and outstanding shares of Common Stock, (ii) 154,400 shares of Common Stock reserved for issuance pursuant to our Existing Option Plan (without giving effect to the Plan Amendment described in Proposal Four), (iii) 788,947 shares of Common Stock reserved for issuance pursuant to outstanding warrants and (iv) 2,691,790 shares of our Common Stock reserved for issuance upon conversion of Term Loan B. As a result, we would have a total of 92,642,707 shares of Common Stock available for issuance, not reserving for Interest Conversion Shares or the increase in the number of shares issuable in connection with our equity compensation plan contemplated by the Plan Amendment. If the Plan Amendment is approved, we would reserve an additional 1,685,600 shares of Common Stock for issuance pursuant to the Option Plan, which reduce the number of shares of Common Stock available for issuance to 90,957,107.

  Effect on Par Value

        The reverse stock split will have no effect on the par value of our shares.

  Effect on Registration

        Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and we are subject to the periodic reporting requirements and other requirements of the Exchange Act. The implementation of the reverse stock split would not affect the registration of our Common Stock under the Exchange Act.

Expected Benefits of the Charter Amendment

        Our Board of Directors believes that the Charter Amendment would be beneficial because it will increase the number of authorized shares of Common Stock we have available for issuance in connection with the conversion or exercise of outstanding securities, it will allow us to reserve authorized shares of Common Stock for issuance under our Option Plan and it will give us the flexibility to use our share capital to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

        Our Board of Directors also believes that the anticipated increase in our stock price resulting from the reverse stock split may result in a broader market for our Common Stock than that which currently exists, in part because it may qualify for trading with additional brokerage houses and institutional investors. The anticipated increase in our stock price may also help us return to compliance with The NASDAQ Capital Market's $1.00 minimum bid price requirement. As discussed above under "Certain Risks Associated with the Charter Amendment," there are certain risks associated with a reverse stock split and we cannot assure you that the post-split trading price will be or will remain at 20 times higher than recent trading prices or that we will meet The NASDAQ Capital Market's $1.00 minimum bid price requirement.

 Implementation of the Charter Amendment

  Mechanics of Reverse Stock Split

        If the Charter Amendment is approved, stockholders will be notified that the reverse stock split has been completed. The mechanics of the reverse stock split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder's name.

  •
  If a stockholder's shares are held in street name, the number of shares the stockholder holds will automatically be adjusted to reflect the reverse stock split on the Effective Date.

  •
  If a stockholder's shares are registered directly in the stockholder's name, the stockholder will receive a transmittal letter asking the stockholder to surrender the certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered to our transfer agent, StockTrans, Inc. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

  Payment for Fractional Shares

        Whether shares are held in street name or directly, we will not issue fractional shares of Common Stock to our stockholders. Instead, fractional shares will be cashed out. For example, if a stockholder holds 130 shares on a pre-split basis, the stockholder would be issued five shares and would receive cash for one-fifth of a share.

        Any cash due to stockholders in exchange for fractional shares will be paid as follows:

  •
  If a stockholder's shares are held in street name, payment for the fractional shares will be paid directly to the stockholder's account with the organization holding the stockholder's shares.

  •
  If the stockholder's shares are registered directly in the stockholder's name, payment for the fractional shares will be made by check, sent to the stockholder directly upon receipt of the properly completed and executed letter of transmittal and original stock certificate.

        The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying the closing sales price of our Common Stock on the Effective Date on The NASDAQ Capital Market by the amount of the fractional share. In the event that any stockholder owns twenty-five or fewer shares of our Common Stock, that stockholder's shares would be cashed out as a result of the reverse stock split and the stockholder would no longer own our Common Stock.

  No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Charter Amendment, and we will not independently provide our stockholders with such rights.

  U.S. Federal Income Tax Consequences

        The following is a summary of important United States Federal tax considerations of the proposed Charter Amendment. It addresses only stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation.

        This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult its tax advisor as to its own situation. The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for 12 months or less and long term if held more than 12 months. No gain or loss will be recognized by us as a result of the reverse stock split.

Interests of Certain Persons in the Charter Amendment

        HTI, our majority stockholder, has an interest in the Charter Amendment because the Warrant it holds will become exercisable on the Effective Date. Hercules also has an interest in the Charter Amendment because it will allow for sufficient authorized shares for issuance if Hercules converts Term Loan B and/or PIK Interest into shares of our Common Stock. The holders of the Replacement Warrants also have an interest in the Charter Amendment because the Replacement Warrants are exercisable on the Effective Date. The current holders of the Replacement Warrants are David T. Gulian, our CEO and a member of our Board of Directors, Richard D. Hodge, an executive officer with our Company, Warren V. Musser, a former director and currently the non-voting Chairman Emeritus of our Board of Directors, Michael M. Carter and Fairmount Partners LP.

Required Vote

        The affirmative vote of a majority of our outstanding shares entitled to vote at the Annual Meeting is required to approve the Charter Amendment.

Board Recommendation

        The Board of Directors recommends that stockholders vote FOR approval of the amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of one-for-twenty-five.

PROPOSAL TWO—
ELECTION OF DIRECTORS

        Our by-laws require our Board of Directors to consist of no less than three directors and vest our Board of Directors with the power to increase or decrease the number of directors serving at any time. Our Board of Directors has fixed the number of directors serving on our Board of Directors at seven. Our Board of Directors has nominated Mark S. Denomme, David T. Gulian, Manuel A. Henriquez, Wayne D. Hoch, Roy Y. Liu, Thomas C. Lynch and Thomas O. Miller whose terms will expire at the 2010 Annual Meeting, and when their respective successors have been duly elected and have qualified.

        If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy have discretionary authority to vote for a substitute or substitutes, unless our Board of Directors reduces the number of directors to be elected.

        Nominations for election to the office of director at any annual or special meeting of stockholders are made by our Board of Directors, upon the recommendation of our Nominating and Governance Committee and in accordance with the Debt Conversion Agreement described in Proposal One. If the number of persons properly nominated is fewer than the number of persons to be elected to the office of director at the meeting, nominations for the director positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of directors.

Nominees for Director

        Set forth below is biographical information concerning the persons nominated for election as directors of InfoLogix, Inc.:

        Mark S. Denomme, 43, joined our Board of Directors in November 2009. He is is a Managing Director at Hercules (NASDAQ: HTGC), a specialty finance company providing venture debt and equity to venture capital and private equity-backed technology and life science companies at all stages of development and the parent corporation of HTI. Mr. Denomme has over 20 years of experience in financial services. Prior to joining Hercules, Mr. Denomme was a Senior Vice President at Brown Brothers Harriman & Co., focusing on investments in middle market healthcare companies. From 2000 to 2006, Mr. Denomme was a Managing Director and co-founder of Consilium Partners, an investment banking firm focused primarily on sell-side and buy-side engagements for lower middle market companies. From 1997 to 2000, Mr. Denomme was a Director in the Leveraged Finance group of BancBoston Robertson Stephens, focusing on originating loan syndication and high yield debt opportunities for the firm's technology and media clients. From 1988 to 1997, Mr. Denomme was a commercial lender with Bank of Boston focused on structured debt opportunities with technology and media-related companies. Mr. Denomme holds a BBA degree from the University of Michigan. Mr. Denomme was nominated for election as director by HTI pursuant to its rights under the Debt Conversion Agreement. We and Mr. Denomme are party to a director indemnification agreement whereby we have agreed to indemnify him, to the fullest extent permitted by the law of the State of Delaware, from indemnifiable losses arising as a result of his role as a member of our Board of Directors.

        David T. Gulian, 45, co-founded InfoLogix in 2001 and serves as our President and Chief Executive Officer. Mr. Gulian has served as a member of our Board of Directors since November 2006 and as a member of the Board of Directors of InfoLogix Systems Corporation, our wholly-owned subsidiary, since 2001. Mr. Gulian guided InfoLogix from a privately held company to a NASDAQ listed public company raising over $17 million in initial capital and over $40 million in growth capital to date. He has acquired and integrated several technology and IP companies at InfoLogix. Mr. Gulian has over 20 years of industry experience with leading information technology and enterprise mobility firms including extensive experience in the mobile technology space for commercial and healthcare industries. Setting the vision, he has cultivated business for product and go to market strategies for all entities and subsidiaries of InfoLogix. Prior to the formation of InfoLogix, Mr. Gulian co-founded, and from 1996 to 2001 served as President of, Prologix, a provider of mobility systems and wireless platforms. Prologix merged with Datavision in 1999. Prior to Prologix, Mr. Gulian was the Vice President of RF Mobile Solutions from 1994 to 1996. Mr. Gulian has provided advisory services to multiple companies and boards through the years.

        Manuel A. Henriquez, 46, joined our Board of Directors in November 2009. Manuel A. Henriquez joined InfoLogix as a member of the board of directors in 2009. Mr. Henriquez is the co-founder, Chairman and CEO of Hercules (NASDAQ: HTGC), a specialty finance company providing venture debt and equity to venture capital and private equity-backed technology and life science companies at all stages of development and the parent corporation of HTI. Prior to co-founding Hercules, Mr. Henriquez was a partner at VantagePoint Venture Partners, a $2.5 billion multi-stage venture capital firm, where he was an active equity investor and board member of many leading communications and software companies. From 1997 to March 2000, Mr. Henriquez was at Comdisco Ventures, where he was the president and chief investment officer, along with other senior level positions. While at Comdisco Ventures, he co-headed the investment activities for more than $2 billion in investments to venture backed companies. Earlier in his career, Mr. Henriquez was a vice president at Robertson Stephens & Co.'s late stage equity venture fund, CrossLink Capital (fka Omega Ventures). From 1987 to early 1991, Mr. Henriquez was a vice president at BancBoston Ventures, the Bank of Boston's early stage venture capital fund. He also was in the Bank of Boston's specialized High Technology Lending Group. In addition to his extensive debt and equity investment experience, Mr. Henriquez has held various senior executive level operating positions at companies, including ON Technology (NASDAQ: ONTC), a Kleiner Perkins Caufield & Byers venture backed software company acquired by Symantec (NASDAQ: SYMC). He was also the founder of various technology companies including HealthyPets, acquired by Petopia.com. Mr. Henriquez earned his B.S. in Business Administration and Finance from Northeastern University. Mr. Henriquez has also served on the board of directors of many technology companies, including Alopa Networks (acquired by C-Cor: CCBL), Asiner, S.A. (Mexico City), eAssist Solutions (acquired by Talisma), New Channel (acquired by LivePerson: LPSN), Qiva (acquired by TradeBeam). Savvion, STSN, and Think Engines (acquired by Cognitronics: CGN). Mr. Henriquez was nominated for election as director by HTI pursuant to its rights under the Debt Conversion Agreement. We and Mr. Henriquez are party to a director indemnification agreement whereby we have agreed to indemnify him, to the fullest extent permitted by the law of the State of Delaware, from indemnifiable losses arising as a result of his role as a member of our Board of Directors.

        Wayne D. Hoch, 54, joined our Board of Directors in November 2006 and is Chairman of the Audit Committee of our Board of Directors. He is currently a partner of Witmer Partners, LLC, a private investment and management advisory firm that focuses on the real estate financial services industry. Mr. Hoch has over 25 years of domestic and international financial management experience focusing on such areas as U.S. and international accounting standards, financial controls, risk management, internal audit, taxation, financial analysis, and mergers and acquisitions. From 1995 to 2006, Mr. Hoch was Executive Vice President and Chief Financial Officer of GMAC Commercial Holding Corp, a global commercial real estate financial services firm specializing in lending, mortgage banking, investment and funds management, and servicing. As one of the original members of GMAC Commercial's executive team, he served as a member of the firm's board of directors, its Executive Committee and as co-chair of its Enterprise Risk Management Committee. From 1986 to 1995, Mr. Hoch held various senior level corporate accounting and financial management positions at GMAC Residential Mortgage. Prior to joining GMAC Residential Mortgage, he spent seven years (1979-1986) at AmSouth Mortgage Company holding positions in corporate accounting, information technology and internal audit.

        Roy Y. Liu, 49, joined our Board of Directors in November 2009. He is is a Managing Director at Hercules (NASDAQ: HTGC), a specialty finance company providing venture debt and equity to venture capital and private equity-backed technology and life science companies at all stages of development and the parent corporation of HTI. Previously, he was a Vice President at GrandBanks Capital and led the firm's investment in Colubris Networks (acquired by Hewlett-Packard), and was a board observer for CXO Systems and GlassHouse Technologies. Mr. Liu co-founded Imperial Bank's Boston office in 1997, providing debt financing for venture-backed companies. In addition, Mr. Liu was

CFO of several technology start-ups. Mr. Liu started his finance career in the Acquisition Finance Division of the Bank of Boston. Prior to his career in finance, Mr. Liu worked at IBM in research & product development. He holds a BS degree in Electrical Engineering and a Masters in Business Administration from the University of Michigan. Mr. Liu was nominated for election as director by HTI pursuant to its rights under the Debt Conversion Agreement. We and Mr. Liu are party to a director indemnification agreement whereby we have agreed to indemnify him, to the fullest extent permitted by the law of the State of Delaware, from indemnifiable losses arising as a result of his role as a member of our Board of Directors.

        Thomas C. Lynch, 67, joined our Board of Directors in November 2006. He currently serves as a Senior Vice President of The Musser Group, a private equity and venture advisory firm since January 2008. Since September 2008 he serves as a managing director for Jones Lang LaSalle. From 2001 through September 2008, he served as a Senior Vice President of The Staubach Company, a real estate advisory firm. From 1995 to 2000, Mr. Lynch served as a Senior Vice President for Safeguard Scientifics, Inc., a public investment firm specializing in expansion financing, management buyout, recapitalization, industry consolidation, and early-stage transactions. While at Safeguard, he served from 1998 to 2000 as President and Chief Operating Officer at CompuCom Systems, a subsidiary of Safeguard. Following a 31 year career of Naval service after graduating from the U.S. Naval Academy, he retired with the rank of Rear Admiral in 1995. Mr. Lynch's Naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield and Superintendent of the U.S. Naval Academy from 1991 to 1994. Mr. Lynch serves as a director on the following boards: PRWT Services, Buckeye Insurance Company, Pennsylvania Eastern Technology Council, Mikros Communications, Telkonet, and USO World Board of Governors. He also serves as a trustee of the U.S. Naval Academy Foundation.

        Thomas O. Miller, 58, joined our Board of Directors in November 2006. He is currently a partner in The SAGE Company, which assists small to mid-size companies by providing consulting services to build increased levels of company performance and value. Mr. Miller was President of Intermec Technologies, a supply chain information systems provider, from 2004 to 2005 and a corporate officer in UNOVA Corporation, Intermec's parent company, from 2001 to 2006. Mr. Miller also served as Intermec's Executive Vice President, Global Sales and Marketing from 2001 to 2003 and Senior Vice President, Sales Americas and as Senior Vice President of System and Solutions from 1999 to 2001. From 1982 to 1999, he served in various positions with Norand Corporation including President and Senior Vice President of Sales, Marketing and Operations, helping in the development of Norand's point-of-sale, wireless and direct story delivery automation businesses and in its 1997 sale to Western Atlas Corporation. Mr. Miller serves on the board of directors for Socket Mobility, Inc. From 1996 to 2001, Mr. Miller was a member of the board of directors of Eagle Point Software, a NASDAQ-listed architecture, civil engineering, and landscaping software company.

Executive Officers

        Set forth below is biographical information concerning the non-director executive officers of InfoLogix, Inc.:

        Richard D. Hodge, 46, co-founded InfoLogix in 2001 and serves as an Executive Vice President. Mr. Hodge served as a member of our board of directors from November 2006 to November 2009 and has served, and continues to serve, as a member of the board of directors of InfoLogix Systems Corporation, our wholly-owned subsidiary, since 2001. Mr. Hodge has an extensive background in executive sales management and development focused on wireless mobility. Prior to the formation of InfoLogix, Mr. Hodge co-founded Prologix, a provider of mobility systems and wireless platforms, in 1996 and, from 1996 to 2001, served as an Executive Vice President. Prologix merged with Datavision in 1999. From 1988 to 1995, Mr. Hodge managed the Eastern sales division for Norand Corporation, a wireless mobility device manufacturer. Mr. Hodge attended Kean College with a concentration in Business Management.

        John A. Roberts, 51, has served as our Chief Financial Officer since September 2006 and our Secretary since November 2006. Mr. Roberts served as Acting Chief Financial Officer and Secretary of Clarient, Inc., a publicly-traded provider of diagnostic laboratory services, from February 2006 until August 2006. Mr. Roberts served as Chief Financial Officer and Secretary of Daou Systems, Inc., a publicly-traded professional services consulting business specializing in healthcare information technology, from 2003 to 2006. From 2001 to 2002, Mr. Roberts served as the Vice President of Business Development for MEDecision, Inc., a software products company providing medical management solutions for managed care organizations. From 1999 to 2001, Mr. Roberts held the position of Senior Vice President of Corporate Development and Chief Financial Officer for HealthOnline, Inc., a provider of web-based community hosting services. Since 2009, Mr. Roberts is a member of the Board of Directors for the Drug Information Association and is Chairman of the Audit Committee. His term expires in 2011. Mr. Roberts earned a Bachelor of Science and a Master's degree in Business Administration from the University of Maine.

        Eric N. Rubino, 51, has served as our Chief Operating Officer since November 2007. Before joining InfoLogix, Mr. Rubino served as the Chief Operating Officer of Neoware, a publicly-traded provider of thin client computing devices, software and services, where he was responsible for overseeing operations, customer service, engineering, information technology, administration and human resources from 2002 to September 2007. Before joining Neoware, Mr. Rubino worked for SAP Americas, a subsidiary of business software company SAP AG, from 1991 to 2002 and served as its Senior Vice President, General Counsel and Corporate Secretary from 1995 to 1999 and Chief Operating Officer from 1999 to 2002. Mr. Rubino earned a Bachelor of Science in Marketing from Rider University, a Master's degree in Business Administration from St. Joseph's University, and a Juris Doctor from Widener University School of Law.

        Gerald E. Bartley, 67, has served as Executive Vice President and as Managing Director of our HIA Consulting group since September 2007. Mr. Bartley served as President and Chief Executive Officer of Healthcare Informatics Associates, Inc., a specialized healthcare consulting business, from 1996 to September 2007. Before joining Healthcare Informatics Associates, Inc., Mr. Bartley served as Vice President for BRC Healthcare, a hospital IT outsourcing firm from 1994 to 1996. In addition, Mr. Bartley served in various management capacities for the Healthcare Division of Alltel/TDS Healthcare Systems, an HIS software and outsourcing corporation, from 1982 to 1994, Mr. Bartley served as Chief Information Officer of Washoe Medical Center, Reno Nevada and Kettering Medical Center, Kettering, Ohio. Mr. Bartley earned his Medical Technology degree and was a pre-med student for Veterinary Medicine.

Principal Stockholders and Security Ownership of Management

        The following table shows the beneficial ownership of InfoLogix, Inc. common stock for each of our executive officers, each of our directors and nominees for director, each person known to us to beneficially own more than 5% of our common stock and all directors and executive officers as a group as of November 20, 2009. Unless otherwise indicated, the address of each beneficial owner of more than five percent of our common stock is c/o InfoLogix, Inc., 101 E. County Line Road, Suite 210,

Hatboro, Pennsylvania, 19040. This information provided in this section does not give effect to the proposed reverse stock split pursuant to the Charter Amendment described in Proposal One.

Name	Shares Beneficially Owned(1)(2)	%(3)
Hercules Technology Growth Capital, Inc.(4)	84,368,439	76.61%
Manuel A. Henriquez(4)(5)	84,368,439	76.61%
Hercules Technology I, LLC(4)	84,118,439	76.56%
Mark S. Denomme(4)(6)	84,118,439	76.56%
Roy Y. Liu(4)(6)	84,118,439	76.56%
David T. Gulian(7)	2,590,029	2.78%
Richard D. Hodge(8)	2,389,474	2.56%
Craig A. Wilensky(9)	2,464,474	2.64%
Warren V. Musser(10)	1,353,333	1.51%
Gerald E. Bartley(11)	780,478	*
John A. Roberts(12)	254,940	*
Wayne D. Hoch(13)	141,600	*
Jake Steinfeld(14)	100,000	*
Thomas C. Lynch(15)	84,000	*
Richard A. Vermeil(16)	75,000	*
Thomas O. Miller(17)	55,000	*
Eric N. Rubino(18)	173,750	*
All directors and executive officers as a group (consists of 11 persons)(19)	90,912,720	81.75%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
The numbers of shares set forth in this column are calculated in accordance with the provisions of Rule 13d-3 under the Exchange Act. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of November 20, 2009.

(2)
Unless otherwise indicated, each director, executive officer or beneficial owner of 5% or more of our common stock has sole voting and investment power with respect to all such shares of common stock.

(3)
Based on 95,053,886 shares of common stock outstanding as of November 20, 2009.

(4)
Based on information provided pursuant to a Schedule 13D filed jointly by Hercules Technology Growth Capital, Inc. ("Hercules") and Hercules Technology I, LLC ("HTI") on November 30, 2009 with the Securities and Exchange Commission, which reported that, Hercules, the parent corporation of HTI, has sole voting and dispositive power over 250,000 shares that may be acquired upon the exercise of a warrant held directly by Hercules and shared voting and dispositive power, with HTI, over 84,118,439 shares, consisting of 67,294,751 shares held directly by HTI and 16,823,688 shares that may be acquired upon the exercise of a warrant held directly by HTI. The principal place of business of both Hercules and HTI is 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

(5)
Includes the aggregate 84,368,439 shares over which Hercules has sole and shared voting and dispositive power, as to which Mr. Henriquez may be deemed to have investment and voting power because of his position with Hercules and his role as one of HTI's nominees to our Board of Directors. Mr. Henriquez disclaims beneficial ownership of the shares beneficially owned by Hercules and HTI. The address of Mr. Henriquez is c/o Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

(6)
Includes the 84,118,439 shares over which HTI has sole and shared voting and dispositive power, as to which Messrs. Denomme and Liu may be deemed to have investment and voting power because of their roles as HTI nominees to our Board of Directors. Each of these individuals disclaims beneficial ownership of the shares beneficially owned by HTI. The address for Messrs. Denomme and Liu is c/o Hercules Technology Growth Capital, Inc., 31 St. James Ave., Suite 790, Boston, MA 02116.

(7)
Includes 2,327,529 shares owned by Mr. Gulian directly (including 50,000 shares owned by Mr. Gulian and his wife) and 262,500 shares subject to options exercisable within 60 days of November 20, 2009. Mr. Gulian shares voting and dispositive power over the shares he holds with his wife.

(8)
Includes 2,239,474 shares owned by Mr. Hodge directly, 225,000 shares subject to options exercisable within 60 days of November 20, 2009. Mr. Hodge resigned from our Board of Directors on November 20, 2009, but remains an executive officer of the Company.

(9)
Includes 2,229,584 shares owned by Mr. Wilensky directly and 296,875 shares that may be acquired upon the exercise of a warrant held directly by Mr. Wilensky. Mr. Wilensky resigned from employment with the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009.

(10)
Includes 1,303,333 shares owned by Mr. Musser directly, 50,000 shares subject to options exercisable within 60 days of November 20, 2009, and 50,000 shares owned by The Musser Foundation. Mr. Musser is the President and Treasurer of The Musser Foundation. Mr. Musser pledged the 1,303,333 shares he owns directly to IL Lending, LLC to secure a loan. Mr. Musser resigned from our Board of Directors on November 20, 2009, but continues to participate as the non-voting Chairman Emeritus.

(11)
Includes 377,739 shares owned by Mr. Bartley directly, 25,000 shares subject to options exercisable within 60 days of November 20, 2009, and 377,739 shares owned by Mr. Bartley's spouse.

(12)
Includes 11,200 shares owned by Mr. Roberts directly and 243,750 shares subject to options exercisable within 60 days of November 20, 2009.

(13)
Includes 91,600 shares owned by Mr. Hoch directly and 50,000 shares subject to options exercisable within 60 days of November 20, 2009.

(14)
Includes 50,000 shares subject to options exercisable within 60 days of November 20, 2009 that are owned directly by Mr. Steinfeld and 50,000 shares owned by the Jake Steinfeld Delta Trust. Jake Steinfeld is the Trustee of Jake Steinfeld Delta Trust and, therefore, may be deemed to have voting and dispositive power over all of the shares held by Jake Steinfeld Delta Trust. Mr. Steinfeld resigned from our Board of Directors on October 8, 2009.

(15)
Includes 34,000 shares owned by Mr. Lynch directly and 50,000 shares subject to options exercisable within 60 days of November 20, 2009.

(16)
Includes 25,000 shares owned by Mr. Vermeil directly and 50,000 shares subject to options exercisable within 60 days of November 20, 2009. Mr. Vermeil resigned from our Board of Directors on November 20, 2009.

(17)
Includes 5,000 shares owned by Mr. Miller directly and 50,000 shares subject to options exercisable within 60 days of November 20, 2009.

(18)
Includes 5,000 shares owned by Mr. Rubino directly and 243,750 shares subject to options exercisable within 60 days of November 20, 2009.

(19)
Includes 18,148,688 shares that may be acquired upon the exercise of options and warrants. The shares that may be acquired upon the exercise of options and warrants are included in the numerator and the denominator for the purpose of calculating the percentage of shares of common stock beneficially owned by the group.

Required Vote

        With respect to the election of directors, assuming a quorum is present, the seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. If you mark your proxy as "Withhold Authority" in the election of any of the directors, or if you give specific instructions that no vote be cast in the election of any of the directors, the shares represented by your proxy will not be voted in the election of such director(s), but will count toward the establishment of a quorum.

Board Recommendation

        Our Board of Directors recommends that stockholders vote FOR the election of each of the seven nominees for director.

PROPOSAL THREE—
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009. McGladrey & Pullen has served as our independent registered public accounting firm since 2007. A representative of McGladrey & Pullen is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if the representative so desires.

        Although stockholder ratification of our selection of McGladrey & Pullen as our independent registered public accounting firm is not required by our by-laws or otherwise, our Board is submitting the selection of McGladrey & Pullen to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen. Despite ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of InfoLogix.

Required Vote

        Assuming a quorum is present, the ratification of the election of McGladrey & Pullen as our independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the shares present in person or by proxy and casting a vote on this proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast, but will count toward the establishment of a quorum.

Board Recommendation

        The Audit Committee of our Board of Directors recommends that stockholders vote FOR the ratification of InfoLogix's selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 PROPOSAL FOUR—
APPROVAL OF THE PLAN AMENDMENT

        The Board of Directors has approved, and is submitting for stockholder approval, the Plan Amendment, which amends certain provisions of our current Existing Option Plan, primarily to (i) increase the maximum aggregate number of shares of Common Stock that may be issued under the plan from, giving effect to the reverse stock split pursuant to the Charter Amendment described in Proposal One, 154,400 to 1,840,000 shares of our Common Stock, and (ii) permit the Compensation Committee of our Board of Directors (the "Committee"), with the concurrence of the affected grantee, to reprice options and/or cancel any award under the plan. The following summary of the Existing Option Plan as it is proposed to be amended by the Plan Amendment (the "Plan Amendment"), together with the Existing Option Plan, the "Option Plan") is not intended to be complete and is qualified in its entirety by reference to the Existing Option Plan, the full text of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 28, 2006 and is incorporated herein by reference, and a copy of which is being delivered to you with this Proxy Statement, and to the Plan Amendment, which is set forth in Appendix B hereto. Our executive officers and non-employee directors have an interest in this proposal, as they are eligible to receive equity awards under the Option Plan. The Plan Amendment will only be adopted if Proposal One is also approved by our stockholders at our Annual Meeting.

Purpose and Description of the Plan Amendment

        The material differences between the terms of the Amended Option Plan and those of the Existing Option Plan are the following:

  (i)
  The maximum aggregate number of shares of Common Stock that may be issued under the Option Plan will be increased from, giving effect to the reverse stock split pursuant to the Charter Amendment described in Proposal One, 154,400 to 1,840,000 shares.

  (ii)
  The Committee may, with the concurrence of the affected grantee, reprice Options (as such term is defined in the Existing Option Plan) and/or cancel any agreement evidencing an award under the Option Plan. In the event of such a cancellation, the Committee may authorize the granting of new awards (which may or may not cover the same number of shares that had been the subject of the prior award) in the manner, at the price and subject to the same terms, conditions and discretions as would have been applicable under the Option Plan had the cancelled awards not been granted.

        A purpose of the Plan Amendment is to increase the number of shares available for awards of equity-based benefits to officers and other employees, consultants and directors of the Company and its related companies. As of November 20, 2009, but giving effect to the proposed reverse stock split, the Company had outstanding under the Existing Option Plan options to purchase 108,829 shares of Common Stock, leaving only 45,571 shares available for issuance under the Existing Option Plan. The Board of Directors considers it advisable to increase the number of shares available for awards in order to attract and retain qualified individuals to serve the Company.

        The other purpose of the Plan Amendment is to clarify that the Committee, without the approval of the Company's stockholders, may reprice Options granted under the Option Plan, including by cancelling previously awarded Options in exchange for other Options with a lower exercise price or for any other award. This clarification is intended to address the NASDAQ listing rules requirement that the authority to reprice Options must be specifically set forth in the Option Plan.

        On December       , 2009, the Board of Directors approved the Plan Amendment, subject to stockholder approval, and authorized and directed the Company to submit the Plan amendment for stockholder approval.

        The stockholders of the Company approved the Existing Option Plan on November 22, 2006.

 Summary of our 2006 Equity Compensation Plan

Purpose of the Option Plan

        The Option Plan provides a means for the Company to award specific equity-based benefits to officers and other employees, consultants and directors of the Company and its related companies. The Board of Directors adopted the Option Plan to attract and retain such individuals and to encourage them to exercise their best efforts to enhance the growth of the Company and its related companies. There are currently approximately five officers and 130 employees, three consultants and six directors who participate in the Option Plan.

Administration

        The Option Plan is administered by the Committee, except that the Company's chief executive officer may grant a limited number of options to participants other than to himself, other executive officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), directors and consultants. Except as noted in the previous sentence, the Committee, as plan administrator, selects the participants who will receive awards, determines the type of award to be granted and determines the terms and conditions of the award.

Terms of the Option Plan

        The Option Plan provides for the granting of:

  •
  incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") to purchase shares;

  •
  stock appreciation rights ("SARs") representing the right to receive an amount measured by the appreciation in share value;

  •
  stock subject to time-based and/or performance-based vesting ("Restricted Stock");

  •
  restricted stock units ("RSUs") representing the right to receive an amount measured by the value of a share of stock, subject to time-based and/or performance-based vesting;

  •
  stock awarded as a bonus ("Bonus Stock"); and

  •
  dividend equivalent rights.

        The total number of shares of Common Stock that can be delivered under the Option Plan is 1,840,000, which is also the total number of shares Common Stock that may be delivered under the Option Plan through ISOs. The total number of shares of Common Stock subject to Options, SARs, Restricted Stock that vests on the achievement of performance goals ("Performance Stock"), RSUs that vest on the achievement of performance goals ("PSUs") and Bonus Stock granted to a participant during any calendar year under the Option Plan shall not exceed 1,840,000 shares.

        All of these limitations are subject to future adjustment for stock splits and similar events. Shares available under the Option Plan may be authorized but unissued shares or reacquired shares, and currently consist of the Company's Common Stock, par value $0.00001. If any award that requires the participant to exercise the award for shares to be delivered terminates without having been exercised in full, if any shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in shares, the unexercised portion of the award, the forfeited shares, the withheld shares, or the portion that was paid in cash will continue to be available for future awards. However, if an Option, SAR, Performance Stock, PSU or Bonus Stock is cancelled or forfeited, the shares subject to such awards will continue to be counted against the maximum number of shares specified above for which Options, SARs, Performance Stock, PSUs or Bonus Stock may be granted to an employee in any calendar year.

        In addition, the aggregate fair market value, determined at the time the Option is granted, of shares of Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year (including ISOs granted under the Option Plan and under any other ISO plan of the Company or a related company) may not exceed $100,000.

        Stock Options.    The Option Plan provides for the granting of ISOs and NQSOs; employees, consultants and non-employee directors are eligible to receive NQSOs, while only employees are eligible to receive ISOs.

        The exercise price of each Option is determined by the Committee in its discretion, but in no event shall the exercise price be less than the higher of 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an ISO granted to a greater-than-10% stockholder) or the par value of the underlying shares.

        The Committee fixes the term of each Option, but no term may exceed ten years from the date of grant (five years in the case of an ISO granted to a greater-than-10% stockholder). Options may be exercisable in such installments, upon the fulfillment of such conditions, or on such dates as the Committee may specify, but in no event shall any Option vest over a period of less than three years.

        SARs.    The Committee may grant SARs that entitle the participant to receive upon exercise an amount (in cash, shares of Common Stock or a combination of both) equal to the excess of fair market value of the shares covered by the SAR on the date of exercise over the fair market value of the shares on the date of grant. The Committee may determine the vesting schedule of the SARs, and may accelerate the date(s) on which SARs may be exercised.

        Restricted Stock.    The Committee may grant shares of restricted stock, subject to any restrictions the Committee may determine. The Committee may provide that restricted stock vests only to the extent performance goals established by the Committee are met. Except with respect to restricted stock whose restrictions lapse upon the attainment of performance goals under Section 162(m) of the Code, the Committee may accelerate the date(s) on which the restrictions will lapse. A participant who receives shares of restricted stock will have all the rights of a stockholder with respect to such shares, subject to the restrictions, including voting and dividend rights on the shares.

        RSUs.    The Committee may grant RSUs subject to any restrictions the Committee may determine. RSUs are credited to a bookkeeping account in the participant's name. A RSU entitles a participant to receive (with respect to a vested RSU) one share of Common Stock, the cash value thereof, or a combination of both. The Committee may provide that RSUs vest only to the extent performance goals established by the Committee are met.

        A participant will not have voting or dividend rights with respect to RSUs, but the participant will have dividend equivalent rights. On each date that the Company pays a cash dividend to holders of shares of Common Stock, an additional number of RSUs equal to the total number of RSUs credited to the participant's bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the fair market value of a share of Common Stock on such date will be credited to the participant's account. RSUs attributable to such dividend equivalent rights will accumulate and vest at the same time as the RSUs to which they relate vest.

        Bonus Stock.    The Committee may grant awards entitling a participant to receive shares without payment therefor as a bonus for services provided to the Company or a related company. Bonus Stock is fully vested on the date of grant.

        Dividend Equivalent Rights.    The Committee may grant a separate award entitling a participant to receive dividend equivalent rights. Such dividend equivalent rights shall accumulate and be paid shortly after they vest. Once vested, they shall be paid at the same time corresponding cash dividends are paid to stockholders.

Treatment of Awards upon Termination of Service

        If a participant's service terminates for any reason, including death or disability, all Options and SARs then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant's award agreement. Any remaining Options and SARs will remain exercisable for one year from the date of termination of service by reason of death or disability, three months from the date of termination of service for any other reason, or for a shorter or longer period as stated in the participant's award agreement, provided, however, that no option or SAR may be exercised beyond its original term.

        Except as otherwise stated in a participant's award agreement, if a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant will forfeit the shares to the Company. Except as otherwise stated in a participant's award agreement, RSUs and dividend equivalent rights (granted with respect to such units or granted on a stand-alone basis) to which a participant has not become entitled will terminate irrevocably upon the participant's termination of service for any reason, including death or disability.

Adjustments

        If a stock dividend, stock split, reverse split, spin-off, or similar change in capitalization occurs, the Committee will make appropriate adjustments to the maximum number and type of shares that may be subject to awards and delivered under the Option Plan. The Committee may also amend the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations.

        If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the surviving or successor entity shall assume or provide a replacement award for each outstanding award, except that the Committee may elect to terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the Committee determines that doing so is in the Company's best interests. If the Committee elects to terminate outstanding Options and SARs, it shall give each participant holding an Option or SAR not less than seven days notice prior to the termination, and any option or SAR to be so terminated may be exercised, to the extent it is then exercisable under the terms of the Option Plan and the participant's award agreement, prior to the termination. Further, in the event of a corporate transaction, the Committee in its discretion, may accelerate the date on which Options, SARs and RSUs (other than PSUs) vest; and/or remove restrictions from outstanding shares of restricted stock (other than Performance Stock).

Transferability

        Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit a participant to transfer NQSOs and SARs.

Amendment and Termination of the Plan

        ISOs may not be granted under the Option Plan after November 22, 2016. The Board of Directors may at any time amend, modify or suspend the Option Plan, in whole or in part, without notice to or consent of any participant. Further, the Committee may amend any outstanding award in any respect and at any time, in whole or in part, without notice to or consent of the grantee, except where such amendment adversely affects the rights of the grantee or causes the modification of an ISO, SAR or NQSO within the meaning of Section 424(h) of the Code or Section 409A of the Code, as applicable.

Notwithstanding the foregoing, the following amendments to the Option Plan may not be made without stockholder approval:

  •
  an increase in the maximum number of shares with respect to which ISOs may be granted under the Option Plan;

  •
  a change in the class of employees eligible to receive ISOs under the Option Plan;

  •
  any amendment to the Option Plan requiring stockholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Code if compliance with Section 162(m) is appropriate; and

  •
  any amendment of the Option Plan requiring stockholder approval under any other applicable law, rule or regulation.

        The Committee may, with the concurrence of the affected grantee, reprice Options and/or cancel any agreement evidencing any award granted under the Option Plan. In the event of such a cancellation, the Committee may authorize the granting of new awards (which may or may not cover the same number of shares that had been the subject of the prior award) in the manner, at the price and subject to the same terms, conditions and discretions as would have been applicable under the Option Plan had the cancelled awards not been granted.

Summary of U.S. Federal Income Tax Consequences

        ISOs.    ISOs under the Amended Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of the ISO. For regular tax purposes, upon exercise of an ISO, the employee's tax basis in the share of Common Stock so acquired will equal the exercise price paid therefore, and the employee's holding period in the acquired shares of Common Stock will begin at that time. Special rules apply to an employee who exercises an ISO by delivering shares of Common Stock previously acquired pursuant to the exercise of an ISO.

        However, the exercise of ISOs can result in tax under the alternative minimum tax ("AMT"). The amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the exercise price will be an "item of adjustment" for the employee for purposes of the AMT. For purposes of the AMT, the employee will be required to compute his or her tax basis in the acquired share of Common Stock as if such share of Common Stock had been acquired through the exercise of a NQSO. The amount of any AMT liability attributable to the exercise of an ISO generally will be allowed as a credit offsetting regular tax liability in subsequent years.

        If, subsequent to the exercise of an ISO (whether paid for in cash or in shares of Common Stock), the optionee holds the shares of Common Stock received upon exercise for a period extending to the later of two years from the date of grant or one year from the date of exercise of such Option and the associated receipt of shares of Common Stock (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such shares of Common Stock and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the AMT in the year of disposition, his or her tax basis in the shares of Common Stock will be determined, for AMT purposes, as described in the preceding paragraph. If, however, an optionee does not hold the shares of Common Stock so acquired for the applicable holding period, thereby making a "disqualifying disposition," the optionee would realize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock at the date the ISO was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price paid for such shares of Common Stock, and the balance, if any, of income would be a short-term or long-term capital gain, depending on the length of time the shares were held. If such disqualified disposition or sale takes place in the same year in which the optionee exercises the ISO, the income the optionee recognizes upon the sale or disposition of the shares of Common Stock will not be considered income for purposes of the AMT.

        A deduction will not be allowed to the employer corporation for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable and that no other limitations under the Code apply.

        NQSOs and SARs.    A NQSO is one that is not intended to qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. In general, upon exercise of a NQSO, an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. An individual who receives a SAR will not recognize any taxable income upon the grant of such SAR. Generally, upon the receipt of cash or the transfer of shares of Common Stock pursuant to the exercise of a SAR, an individual will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of Common Stock received.

        The ordinary income recognized with respect to the receipt of shares of Common Stock or cash upon exercise of a NQSO or a SAR under the Amended Option Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares of Common Stock or upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises. A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and that no other limitations under the Code apply.

New Plan Benefits

        Options that may be received in the future by employees, officers, consultants and non-employee directors of the Company under the Amended Option Plan are discretionary and, except as otherwise described below, are not presently determinable. Generally, whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the price of the Company's Common Stock and will be subject to such vesting conditions as the Committee determines from time to time.

        On December       , 2009, the Board of Directors delegated to David T. Gulian the authority to grant stock options to acquire shares in excess of the number of shares available for issuance under the Existing Option Plan up to a maximum of, giving effect to the reverse stock split pursuant to the Charter Amendment described in Proposal One, 840,000 shares of our Common Stock. All such grants, to the extent made prior to the effective date of the Plan Amendment, will be made subject to the condition that the Plan Amendment is approved by the stockholders at the Annual Meeting and granted with an exercise price determined on the grant date. As of December 3, 2009, no such grants have been made, but in accordance with the action taken by the Board of Directors on

December       , 2009, it is expected that the Company will grant options to acquire up to a maximum of 840,000 shares of our Common Stock per category as set forth below:

Name and Position	Number of Units (giving effect to one-for-twenty- five reverse stock split)
David T. Gulian, President and Chief Executive Officer	440,000
Richard D. Hodge, Executive Vice President	80,000
Eric N. Rubino, Chief Operating Officer	80,000
All current executive officers as a group	680,000
All current directors who are not executive officers as a group	36,000
All employees, including all current officers who are not executive officers, as a group	124,000

        The following table sets forth the options granted to all of the individuals and groups indicated below since the inception of the Option Plan through December 31, 2008.

Name and Position	Number of Actual Units	Number of Units (giving effect to one-for-twenty- five reverse stock split)
David T. Gulian, President and Chief Executive Officer	450,000	18,000
Richard D. Hodge, Executive Vice President	300,000	12,000
Eric N. Rubino, Chief Operating Officer	375,000	15,000
Craig A. Wilensky, Executive Vice President(1)	300,000	12,000
All current executive officers as a group	1,500,000	60,000
All current directors who are not executive officers as a group	300,000	12,000
All employees, including all current officers who are not executive officers, as a group	950,000	38,000

(1)
Mr. Wilensky resigned from the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009. He will not receive any new options under the Amended Option Plan. Furthermore, in connection with his resignation, his previously granted awards have expired.

        For more information about benefits under our existing plans, see also "Equity Compensation Plan Information" on page 38 of this Proxy Statement.

Required Vote

        Assuming a quorum is present, the proposal to approve the Plan Amendment requires the affirmative vote of a majority of shares present in person or by proxy and casting a vote on this proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast, but will count towards the establishment of a quorum.

Board Recommendation

        The Board of Directors recommends that stockholders vote FOR approval of the Plan Amendment.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation Table—2008 and 2007

        The following table shows information concerning the compensation that we recorded for the two most recent fiscal years paid to our Chief Executive Officer and our two other most highly compensated officers. The information provided in this section does not give effect to the proposed reverse stock split pursuant to the Charter Amendment described in Proposal One.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards($)(1)	All Other Compensation($)	Total($)
David T. Gulian(2)	2008	335,452	118,731	102,634	38,016	594,833
President and Chief Executive Officer	2007	340,266	147,000	99,225	34,779	621,270
Richard D. Hodge(3)	2008	295,524	96,923	99,225	43,130	534,802
Executive Vice President	2007	302,722	120,000	99,225	36,783	554,416
Craig A. Wilensky(4)(5)	2008	295,512	96,923	99,225	39,931	531,591
Executive Vice President	2007	298,408	120,000	99,225	36,183	558,130
Eric N. Rubino(6)	2008	225,000	11,812	83,248	18,439	338.499
Chief Operating Officer	2007	9,519	0	2,845	0	12,364

(1)
The amounts shown in the Option Awards column represent the dollar amounts recognized in 2008 and 2007 for financial statement reporting purposes in connection with options granted to the named executive officers, and warrants awarded to Messrs. Gulian, Hodge and Wilensky, as computed in accordance with Financial Accounting Standards Board ("FASB") guidance regarding share-based payments. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to the FASB guidance, see Note U, "Stock-Based Compensation Expense" to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)
The amounts reported for Mr. Gulian in the Salary column represent the base salary and commissions, respectively, paid by us of $335,000 and $5,266 in 2007, and $335,452 and $0 in 2008. The amounts reported for Mr. Gulian in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $2,541 and $18,000 in 2007, and $16,423, $3,593 and $18,000 in 2008.

(3)
The amounts reported for Mr. Hodge in the Salary column represent base salary and commissions, respectively, paid by us of $295,000 and $7,722 in 2007, and $295,524 and $0 in 2008. The amounts reported for Mr. Hodge in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $4,545 and $18,000 in 2007, and $16,423, $8,707 and $18,000 in 2008.

(4)
The amounts reported for Mr. Wilensky in the Salary column represent base salary and commissions, respectively, paid by us of $295,000 and $3,408 in 2007, and $295,512 and $0 in 2008. The amounts reported for Mr. Wilensky in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $3,945 and $18,000 in 2007, and $16,423, $5,508 and $18,000 in 2008.

(5)
Mr. Wilensky resigned from the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009.

(6)
The amounts reported for Mr. Rubino in the Salary column represent base salary and commissions, respectively, paid by us of $9,519 and $0 in 2007, and $225,000 and $0 in 2008. The amounts reported for Mr. Rubino in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $17,686, $753 and $0 in 2008.

Employment Arrangements

        David T. Gulian.    We entered into an employment agreement with David T. Gulian in July 2006. Under this agreement, Mr. Gulian agreed to continue acting as our President and Chief Executive Officer, under the supervision of our Board of Directors, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Board of Directors. As compensation for his services pursuant to the employment agreement, we paid Mr. Gulian a base salary of $335,000 per year. In addition, Mr. Gulian was entitled to receive an annual bonus of a minimum of $147,000. The Compensation Committee did not set targets for the fiscal year ending December 31, 2008 and the bonus was paid monthly in accordance with our normal payroll procedures, however the bonus amount was reduced by 50% on August 1, 2008. During 2008, the Compensation Committee awarded Mr. Gulian options to purchase 150,000 shares of common stock at $0.92 per share. As a result of the consummation of the merger with New Age Translation, Inc. in 2006, Mr. Gulian received a one-time bonus of $115,000 under his employment agreement and 750,000 warrants to purchase our common stock at an exercise price of $2.00 per share. Pursuant to Mr. Gulian's employment agreement, we obtained a long-term disability insurance policy for Mr. Gulian and paid all premiums on this policy. In 2006, Mr. Gulian was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

        Mr. Gulian's employment agreement expired on December 31, 2008. On March 13, 2009, we entered into a severance agreement with Mr. Gulian. Under the severance agreement, Mr. Gulian agreed to continue as our President and Chief Executive Officer, under the supervision of our Board of Directors, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Board of Directors. As compensation for his services pursuant to the severance agreement, we pay Mr. Gulian a base salary of $361,000 per year beginning January 1, 2009 and terminating on December 31, 2010. Thereafter, the term of the agreement will automatically extend an additional year on each anniversary date unless our Board of Directors, at its discretion, elects not to continue the severance agreement. Under the terms of his severance agreement, Mr. Gulian has agreed to standard confidentiality restrictions. He is also subject to a noncompetition covenant that generally restricts his ability to compete with us in the United States for a period of one year following the termination of his employment for any reason. Mr. Gulian has also agreed to a nonsolicitation covenant that is applicable during the term of his employment and for a period of one year following the termination of employment.

        Richard D. Hodge.    We entered into an employment agreement with Richard D. Hodge in July 2006. Under this agreement, Mr. Hodge agreed to continue acting as Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Chief Executive Officer. As compensation for his services pursuant to the employment agreement, we paid Mr. Hodge a salary of $295,000 per year. In addition, Mr. Hodge was entitled to receive an annual bonus of up to $120,000. The Compensation Committee did not set targets for the fiscal year ending December 31, 2008 and the bonus was paid monthly in accordance with our normal payroll procedures, however the bonus amount was reduced by 50% on August 1, 2008. As a result of the consummation of the merger with New Age Translation, Inc. in 2006, Mr. Hodge received a one-time bonus of $80,000 under his employment agreement and 375,000 warrants to purchase our common stock at an exercise price of $2.00 per share. Pursuant to Mr. Hodge's employment agreement, we obtained a long-term disability insurance policy for Mr. Hodge and paid all premiums on this policy. In 2006, Mr. Hodge was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

        Mr. Hodge's employment agreement expired on December 31, 2008. On March 13, 2009, we entered into a severance agreement with Mr. Hodge. Under the severance agreement, Mr. Hodge agreed to continue as our Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Chief Executive Officer. As compensation for his services pursuant to the severance agreement, we pay Mr. Hodge a salary of $295,000 per year beginning January 1, 2009 and terminating on December 31, 2010. Thereafter, the term of the agreement will automatically extend an additional year on each anniversary date unless our Board of Directors, at its discretion, elects not to continue the severance agreement. Under the terms of his severance agreement, Mr. Hodge has agreed to standard confidentiality restrictions. He is also subject to a noncompetition covenant that generally restricts his ability to compete with us in the United States for a period of one year following the termination of his employment for any reason. Mr. Hodge has also agreed to a nonsolicitation covenant that is applicable during the term of his employment and for a period of one year following the termination of employment.

        Craig A. Wilensky.    We entered into a Separation Agreement and General Release with Craig A. Wilensky on July 22, 2009 (the "Termination Date") in connection with Mr. Wilensky's resignation from the company as Executive Vice President. Under the agreement, Mr. Wilensky received a cash separation payment equal to 90 days of pay at his rate of pay in effect on the Termination Date. Mr. Wilensky was also be eligible to participate in the Company's health insurance plans until October 31, 2009 and was paid accrued salary and vacation pay through the Termination Date. Mr. Wilensky released the Company from any claims, including any related to or arising out of his employment with the Company. For a period of one year following the Termination Date, Mr. Wilensky is subject to standard non-solicitation and non-competition covenants. He is also bound to confidentiality covenants indefinitely. Mr. Wilensky also resigned from our Board of Directors on August 21, 2009.

        Eric N. Rubino.    We entered into an employment agreement with Eric N. Rubino in November 2007. Under this agreement, Mr. Rubino agreed to serve as our Chief Operating Officer, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may be from time to time specified by the Chief Executive Officer. The term of Mr. Rubino's employment agreement is two years and the term will automatically extend for successive one year terms unless either party gives written notice of its intent not to renew. As compensation for his services pursuant to his employment agreement, we pay Mr. Rubino a base salary of $225,000 per year. In addition, Mr. Rubino is eligible to participate in the Company's bonus program with the ability to achieve an annual bonus of up to 45% of his base salary based upon he and the Company meeting mutually agreed upon financial and performance based objectives. In 2007 and 2008, the Company granted Mr. Rubino options to purchase 300,000 and 75,000 shares of its common stock under the Company's equity incentive compensation plan at an exercise price of $2.19 and $0.92 per share respectively. The Employment Agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.

Equity Plans—2008 Outstanding Equity Awards at Fiscal Year End

        The following table shows information concerning outstanding equity awards at December 31, 2008 made by InfoLogix to our Chief Executive Officer and our two other most highly compensated officers. This table does not give effect to the proposed reverse stock split pursuant to the Charter Amendment described in Proposal One.

	Equity Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David T. Gulian	-0-	150,000	(4)	0.92	11/06/2018
	150,000	150,000	(1)	2.00	11/29/2016
	390,625	359,375	(2)	2.00	11/29/2011
Richard D. Hodge	150,000	150,000	(1)	2.00	11/29/2016
	195,313	179,687	(3)	2.00	11/29/2011
Craig A. Wilensky(5)	150,000	150,000	(1)	2.00	11/29/2016
	195,313	179,687	(3)	2.00	11/29/2011
Eric N. Rubino	-0-	75,000		0.92	11/6/2008
	75,000	225,000		2.19	12/18/2017

(1)
Represents options vesting in equal annual installments over four years on November 29 of each year beginning on November 29, 2007.

(2)
Represents warrants vesting 25% on November 29, 2007 and 15,625 shares monthly thereafter until all shares are fully vested.

(3)
Represents warrants vesting 25% on November 29, 2007 and 7,812.5 shares monthly thereafter until all shares are fully vested.

(4)
Represents options vesting in equal annual installments over four years on November 6 of each year beginning on November 6, 2009.

(5)
Mr. Wilensky resigned from the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009.

Potential Payments Upon Termination or Change of Control

        As described under "Employment Arrangements" above, on March 13, 2009, we entered into severance agreements with Messrs. Gulian and Hodge and, in November 2007, we entered into an employment agreement with Mr. Rubino. The following is a summary of the arrangements that provide for payment to our Chief Executive Officer, our Executive Vice President and our Chief Operating Officer, following or in connection with any Change of Control of InfoLogix or change in their responsibilities or other event that results in termination, including resignation, severance, retirement or constructive termination. Mr. Wilensky also entered into a severance agreement on March 13, 2009 with substantially the same terms as those of Messrs. Gulian and Hodge, but he resigned from the Company on July 22, 2009 and that agreement is no longer in effect. Under the severance agreements, a "Change of Control" is defined as a merger or consolidation of InfoLogix, a sale, lease, exchange or transfer of all or substantially all of our assets, a dissolution and liquidation of InfoLogix, any person or group becoming the beneficial owner of a majority of our voting securities or, during any twelve-month period, the current directors no longer constitute a majority of our Board of Directors, unless the election of at least 75% of the new directors was approved by two-thirds of the directors in office at the time. Under Mr. Rubino's employment agreement, a "Change of Control" is defined as a merger or consolidation of InfoLogix, a sale, lease, exchange or other transfer of 50% or more of our assets and any person or group becoming the beneficial owner of a majority of our voting securities.

David T. Gulian and Richard D. Hodge (each, an "Executive")

        Termination by Us following a Change of Control of InfoLogix.    If, following the occurrence of a Change of Control of InfoLogix,

  (i)
  the Executive is not offered employment by the successor company,

  (ii)
  within one year after the Change of Control, the Executive is terminated by the successor company for a reason other than for "Cause" ("Cause" being defined to include, among other things, embezzlement, indictment for fraud, gross incompetence (after 15 days' notice specifying the applicable deficiencies), and disclosure of our confidential information) or other than due to the Executive's disability, or

  (iii)
  within one year after the Change of Control, the Executive terminates his employment with the successor company for "Good Reason," after having provided the successor company with written notice that he believes he has the right to terminate for Good Reason and the successor has failed to eliminate the Good Reason within 15 days of the notice ("Good Reason" being defined to include, among other things, demotion, reduction of compensation, and/or relocation), and, provided that the Executive signs a full release in our favor, then:

  (i)
  we will pay him any accrued but unpaid salary and vacation, as well as severance of (a) the Executive's annual base salary in effect as of the date of his termination plus (b) an amount equal to his maximum annual cash bonus at the rate in effect on the termination date; and

  (ii)
  all of the Executive's granted but unvested stock options will vest and become immediately exercisable.

        Termination Other than following a Change of Control of InfoLogix.    If the Executive's employment with us is terminated prior to a Change in Control other than by us for Cause, by the Executive or due to Executive's disability and, provided the Executive signs a full release in our favor, then:

  (i)
  we will pay him any accrued but unpaid salary and vacation, as well as severance of (a) the Executive's annual base salary in effect as of the date of his termination plus (b) an amount equal to pro rata portion of his maximum annual cash bonus at the rate in effect on the termination date, which will be calculated based on a numerator equal to the number of days between January 1 and the termination date and a denominator of 365; and

  (ii)
  all of the Executive's granted but unvested stock options will vest and become immediately exercisable.

        If the Executive's employment is terminated for any other reason, or if he fails to execute a release in our favor, he would only be entitled to receive a payment equal to his accrued but unpaid salary and vacation.

Eric N. Rubino

        Termination by Us following a Change of Control of InfoLogix.    If, following the occurrence of a Change of Control of InfoLogix,

  (i)
  Mr. Rubino is not offered employment by the successor company,

  (ii)
  within six months after the Change of Control, Mr. Rubino is terminated by the successor company for a reason other than for "Cause" ("Cause" being defined to include, among other things, embezzlement, indictment for fraud, gross incompetence (after 15 days' notice specifying the applicable deficiencies), and disclosure of our confidential information), and, provided that he signs a full release in our favor, then we will pay him severance of (a) his annual base salary in effect as of the date of his termination plus (b) all earned and unpaid commissions and bonuses.

        Termination Other than following a Change of Control of InfoLogix.    If Mr. Rubino's employment with us is terminated prior to a Change in Control other than by us for Cause, by the Executive without Good Reason ("Good Reason" being defined to include, among other things, demotion and reduction of compensation) or due to Mr. Rubino's death or disability and, provided that he signs a full release in our favor, then we will pay him severance of (a) his annual base salary in effect as of the date of his termination plus (b) all earned and unpaid commissions and bonuses

        If Mr. Rubino's employment is terminated for any other reason, or if he fails to execute a release in our favor, he would only be entitled to receive a payment equal to his accrued but unpaid salary and vacation.

2008 Director Compensation

        In the past, the Chairman of our Board of Directors and the Chairman of the Audit Committee of our Board of Directors each receive an annual retainer of $30,000, and each other non-employee director receives an annual retainer of $20,000. Effective April 1, 2009 and going forward, the annual retainer for the Chairman of the Board of Directors and the Chairman of the Audit Committee were reduced to $25,000 and the annual retainer for each other non-employee director was reduced to $15,000. Each director who is not an officer of InfoLogix received $1,000 per Board of Directors or board committee meeting in which the director participated attended in person. Though we have recently discontinued the practice, in the past, upon first becoming a director, each non-employee director received a grant of an option to purchase 50,000 shares. Fifty percent of the options vested on the six month anniversary of the date of grant. The remaining 50% vested pro rata over the subsequent 18 month period. Our employee directors do not receive compensation for their services as directors. The information in this section does not give effect to the reverse stock split pursuant to the Charter Amendment described in Proposal One.

        The following table summarizes the fees and other compensation earned by our directors for their service on our Board of Directors and any committees of the Board of Directors during 2008.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(2)	Total ($)
Warren V. Musser(3)	29,500	21,335	50,835
Wayne D. Hoch	35,500	21,335	56,835
Thomas C. Lynch	26,000	21,335	47,335
Thomas O. Miller	29,000	21,335	50,335
Jake Steinfeld(3)	19,000	21,335	40,335
Richard A. Vermeil(3)	20,000	21,335	41,335

(1)
The amounts reported in the Option Awards column represent the dollar amounts recognized in 2008 for financial statement reporting purposes, as computed in accordance with FASB guidance on stock-based compensation expense. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to such FASB guidance, see Note U,

  "Stock-Based Compensation Expense," to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)
The following table sets forth the aggregate number of options held by each InfoLogix director as of December 31, 2008:

Name	Exercisable Options
Warren V. Musser	50,000
Wayne D. Hoch	50,000
Thomas C. Lynch	50,000
Thomas O. Miller	50,000
Jake Steinfeld	50,000
Richard A. Vermeil	50,000
(3)
Mr. Steinfeld resigned from our Board of Directors on October 8, 2009. Messrs. Musser and Vermeil resigned from our Board of Directors on November 20, 2009, but Mr. Musser continues to serve as non-voting Chairman Emeritus.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee during fiscal year 2008 was, or ever has been, an officer or employee of the Company.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2008, concerning shares of Common Stock authorized for issuance under (i) equity compensation plans approved by the Company's stockholders and (ii) equity compensation plans not approved by the Company's stockholders. None of the shares of the Company's Preferred Stock are authorized for issuance under the Company's equity compensation plans. The information in this section does not give effect to the reverse stock split pursuant to the Charter Amendment described in Proposal One.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,268,000	$2.00	592,000
Equity compensation plans not approved by stockholders	2,650,000	$2.00	n/a

Total	5,918,000	$2.00	592,000

Board Matters

Meetings of the Board of Directors and Independence Requirements

        The Board of Directors met eight times in 2008. All of the directors attended at least 75% of Board and applicable committee meetings in 2008. All directors are encouraged to attend the Annual Meeting of Stockholders.

        Infologix is a "controlled company" as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by HTI. See "Proposal One—Approval of Charter Amendment—Hercules Restructuring" and "Proposal Three—Election of Directors—Principal

Stockholders and Security Ownership of Management." Therefore, we are exempt from certain requirements of Rule 5605 with respect to (1) having a majority of independent directors on our Board of Directors, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Corporate Governance

        InfoLogix's statement on corporate governance, code of business conduct and ethics for directors, officers and employees and the governing charters for the Audit, Nominating and Governance, and Compensation Committees of our Board of Directors are available free of charge on our website at www.infologix.com, as well as in print to any stockholder upon request. Our Board of Directors and Nominating and Governance Committee regularly review corporate governance developments and modify these guidelines, codes, and charters as warranted. Any modifications are reflected on our website. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website.

        Three members of our Board of Directors are independent directors. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with us. Our Board of Directors has established guidelines to assist it in determining director independence. The guidelines that our Board of Directors uses to determine whether a director is independent specify that:

  1.
  A director will not be deemed independent if, within the previous five years: (i) the director was employed by us; (ii) someone in the director's immediate family was employed by us as an officer; (iii) the director was employed by or affiliated with our present or former independent registered public accounting firms; (iv) someone in the director's immediate family was employed or affiliated with our present or former independent registered public accounting firms as an officer, partner, principal or manager; and (v) the director or someone in her/his immediate family was employed as an executive with another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the Board of Directors any of our executive officers.

  2.
  The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence: (i) the director or any of his or her immediate family members accept payment (including political contributions and payments pursuant to personal services or consulting contracts) directly or indirectly from us, an affiliate of the Company, the Chairman of the Board, Chief Executive Officer or other executive officer, other than for service as a member of our Board of Directors or a committee of our Board of Directors, of less than $60,000 during the current year; and (ii) the director is a partner in, or an executive officer or a stockholder owning less than 10% of, any for profit or not for profit organization to which we made or from which we receive payments (other than those arising solely from investments in our securities) that are less than 5% of our or the organization's consolidated gross revenues or $200,000, whichever is greater, in the current year or in any of the past three years.

  3.
  For relationships not covered by the objective independence guidelines in paragraph 2 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who clearly satisfy the objective independence guidelines set forth in paragraphs 1 and 2 above.

        Our Board of Directors has determined that the following three nominees for our seven member Board of Directors satisfy our independence guidelines and the independence requirements set forth in the NASDAQ Marketplace Rules: Wayne D. Hoch, Thomas C. Lynch and Thomas O. Miller.

        All members of the Audit Committee, Messrs. Hoch, Lynch and Miller, satisfy applicable Securities and Exchange Commission and NASDAQ independence requirements. Our Board of Directors has determined that Mr. Hoch is an "audit committee financial expert" in accordance with the definition of "audit committee financial expert" set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission.

        Our Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees.

  Compensation Committee

        During 2008 and through November 20, 2009, the Compensation Committee of our Board of Directors was comprised of Thomas O. Miller (Chairman), Wayne D. Hoch, and Richard A. Vermeil. Currently, the Compensation Committee consists of Thomas O. Miller (Chairman), Wayne D. Hoch and Manuel A. Henriquez. The principal duties of the Compensation Committee are to review and approve goals and objectives relevant to the compensation and benefits of our Chief Executive Officer, to recommend to the independent directors the annual and long term compensation of our Chief Executive Officer in accordance with those goals and objectives and in light of existing agreements, to review, approve and recommend to the independent directors the annual compensation for all executive officers, to make recommendations to our Board of Directors regarding incentive compensation and stock incentive plans, and to administer stock incentive plans. The Compensation Committee may form, and delegate all or any portion of its functions to, a subcommittee consisting of one or more of its members.

        The Compensation Committee met twice during 2008. Meeting agendas are set by the Chairman. The Compensation Committee approves all employment or severance agreements entered into with the Chief Executive Officer and other executives. In the absence of a formal agreement, base salaries for the Chief Executive Officer and the other executive officers are set annually by the Compensation Committee and our Board of Directors, typically in March of each year after our financial results are known. In determining whether to recommend to the independent directors for approval merit based increases to the base salaries of the Chief Executive Officer and our other executive officers, the Compensation Committee considers our overall performance compared to our stated strategic plan, including objective performance criteria such as the levels of net income, EBITDA and revenues that we achieved from year to year and over longer time periods. In accordance with our statement on corporate governance, the Compensation Committee also considers the following criteria when evaluating the performance of our Chief Executive Officer for potential merit based salary increases and other compensation awards: (i) the creation of our vision and strategy; (ii) the execution of our vision and strategy; (iii) the development of sound long term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for our executive management team.

        The Compensation Committee considers the recommendations of our Chief Executive Officer in establishing compensation for other executive officers and invited our Chief Executive Officer to participate in its meetings to discuss the compensation of our other executive officers. When considering whether to award stock options to the Chief Executive Officer and other executive officers, and the size of any such award, the Compensation Committee considers previous equity awards made to the Chief Executive Officer and other executive officers, the size of their equity interest in InfoLogix, their job duties and responsibilities, and the overall contribution made to InfoLogix. The

Compensation Committee also considers conditions in the market for executive talent in which it competes when determining the size of any option award to be made to a candidate for a position as an executive officer. As a matter of best practice, beginning in 2009, the Compensation Committee is reviewing the relationship between our risk management policies and practices and the incentive compensation we provide the named executive officers to confirm that our executive compensation does not encourage unnecessary and excessive risks. To date, the Compensation Committee has made grants of stock options to executive officers upon the consummation of the merger with New Age Translation, Inc. or in connection with the officer's initial hiring and subsequent incentive awards granted in 2008.

        The Compensation Committee has the exclusive authority to retain and terminate executive compensation consultants that assist in the evaluation of executive officer or director compensation. To date, the Compensation Committee has not engaged a compensation consultant to assist it in setting executive officer or director compensation.

  Audit Committee

        The Audit Committee, which is comprised of Wayne D. Hoch (Chairman), Thomas O. Miller, and Thomas C. Lynch, met nine times during 2008. The principal duties of the Audit Committee are to oversee management's conduct of our accounting and financial reporting processes, the audit of our financial statements and our compliance with applicable legal and regulatory requirements, to select and retain our independent registered public accounting firm, to review with management and the independent registered public accounting firm our annual financial statements and related footnotes, to review our internal audit activities, to review with the independent registered public accounting firm the planned scope and results of the annual audit and their reports and recommendations, and to oversee management's maintenance of, and review with the independent registered public accounting firm matters relating to, our system of internal controls.

        In addition, the Audit Committee's policy requires that it pre-approve all audit and non-audit services to be performed by the Company's independent registered public accounting firm so that the provision of such services does not impair the firm's independence. Unless a service falls within a category of services that the audit committee has pre-approved, an engagement to provide the service requires pre-approval by the audit committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval. Please refer to the "Audit Committee Report" contained herein.

  Nominating and Governance Committee

        During 2008 and through November 20, 2009, the Nominating and Governance Committee was comprised of Thomas C. Lynch (Chairman), Wayne D. Hoch, and Richard A. Vermeil. It met once during 2008. Currently, the Nominating and Governance Committee consists of Thomas C. Lynch (Chairman), Wayne D. Hoch and Manuel A. Henriquez. The principal duties of the Nominating and Governance Committee are to identify individuals qualified to become directors of InfoLogix, establish criteria for director nominees, recommend director nominees and director committee appointments to our Board of Directors, develop and recommend a set of governance principles applicable to InfoLogix and oversee the evaluation of the performance of our Board of Directors.

        The Nominating and Governance Committee chooses candidates for the office of director without regard to sex, race, religion, or national origin, and its charter specifies the following factors and criteria by which a committee-recommended nominee will be evaluated: personal and professional integrity, sound judgment and forthrightness; sufficient time and energy to devote to the affairs of InfoLogix; a willingness to challenge and stimulate management and ability to work as part of a team; range of background and experience; ability to meet the independence standards of the exchange on which InfoLogix trades; expertise and experience relevant to our business; and whether the director or nominee for director is free from potential conflicts of interest. In addition, our statement on corporate governance specifies the following additional factors and criteria by which potential nominees will be evaluated: accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, corporate governance expertise, risk management skills and, for incumbent directors, past performance. The Nominating and Governance Committee does not solicit recommendations from stockholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidates' qualifications, along with confirmation of the candidates' consent to serve as a director if elected. Such recommendations should be sent care of John A. Roberts, Secretary, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040. Any recommendation received from stockholders after January 1 of any year will not be considered until the following year. In addition to considering candidates recommended by stockholders, the Nominating and Governance Committee considers potential candidates recommended by our current directors and officers, and is authorized to utilize independent search firms to assist in identifying candidates. The Nominating and Governance Committee screens all candidates in the same manner regardless of the source of the recommendation, but only stockholder recommendations are subject to the January 1 deadline for submission for consideration in any given year. In each case, the committee reviews a recommended candidate in light of the factors and criteria outlined above to determine whether a recommended candidate possesses the qualities and skills to serve as a director of InfoLogix and whether requesting additional information or an interview is appropriate.

  Communicating with the Board of Directors

        Stockholders wishing to communicate with our Board of Directors, the non-employee directors, or any individual InfoLogix director on a confidential basis may do so in writing addressed, as applicable, to our Board of Directors, the non-employee directors, or the individual director and sent care of John A. Roberts, Secretary, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040.

        Any such communication should state the number of shares beneficially owned by the stockholders. All communication received in accordance with this policy will be forwarded by the Secretary to the Chairman of the Board for review. The Chairman of the Board will relay all such communication to the appropriate director or directors on a periodic basis unless the Chairman of the Board determines that the communication:

  •
  does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

  •
  related to routine or insignificant matters that do not warrant the attention of the Board;

  •
  is an advertisement or other commercial solicitation or communication;

  •
  is frivolous or offensive; or

  •
  is otherwise not appropriate for delivery to directors.

        The directors or director who receives any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company's management and only in accordance with the Company's policies and procedures, applicable law and regulations relating to the disclosure of information.

Related Party Transactions

        We do not have a written policy specifically relating to responsibility for review of related party transactions, our Board of Directors exercises the responsibility for reviewing and approving related party transactions. In accordance with our conflict of interest policy, if a member of our Board of Directors is a party to a transaction, he or she will not vote on approval of the transaction. Our Board of Directors reviews all transactions with related parties that are required to be disclosed in our proxy statement or in the notes to our audited financial statements and our management regularly reports to our Board of Directors regarding the details of related party transactions and the status of each active related party transaction.

        Three of our current directors, who are also nominated for reelection, Messrs. Denomme, Henriquez and Liu, are employees of Hercules, the Company's current senior lender. If matters arise involving conflicting interests between Hercules and the Company, Messrs. Denomme, Henriquez and Liu may be required to abstain from voting on those matters.

        A "related party" includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our Common Stock, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

Our Relationship with Hercules and HTI

        See "Proposal One—Approval of the Charter Amendment—Hercules Restructuring" for a description of our relationship with Hercules and its wholly-owned subsidiary, HTI, which is our majority stockholder.

        In 2008, we paid Hercules interest and fees aggregating $1,819,553.

Certain Other Relationships and Transactions

  Corrugated Service Corp., d/b/a Amtech

        In July 2006, we entered into a consulting agreement with Corrugated Service Corp. which does business as Amtech and is owned by Cosmo T. DeNicola, an officer and director of InfoLogix prior to our merger with New Age Translation, Inc., and a stockholder of InfoLogix. The consulting agreement became effective upon consummation of the merger between InfoLogix and New Age Translation, Inc. on November 29, 2006 and continued until December 31, 2008.

        Pursuant to the consulting agreement, Amtech provided certain software development consulting services to us for our products, projects and customer deliverables. In consideration of Amtech's services, we paid Amtech a monthly fee equal to $16,500 per month for calendar year 2007 and $16,500 per month for calendar year 2008. In 2007 and 2008, we paid Amtech approximately $186,000 and $197,000, respectively, for services provided under the consulting agreement.

  Futura Services, Inc.

        In July 2006, we entered into a services agreement with Futura Services, Inc., which is owned by the wife of Cosmo T. DeNicola, an officer and director of InfoLogix prior to our merger with New Age Translation, Inc., and a stockholder of InfoLogix. The agreement was amended in August 2007. The services agreement granted Futura the exclusive right to provide certain outsourcing services and functions to support certain equipment that is used in our business until the earlier of the termination of the agreement or the fulfillment by Futura of purchase orders in the amount of $1,500,000 for any calendar year during the term of the agreement, after which point, we were permitted to use other providers to perform the services for the balance of such calendar year. In consideration of the services provided by Futura, we paid Futura either a fixed fee or a fee based on a percentage of the revenue generated by the equipment for which Futura was providing support services. The type of fee (fixed or percentage) depended on the equipment for which Futura was providing its services. Fees based on a percentage of revenue typically ranged from 40% to 55% of revenue collected by us from such equipment. In 2007 and 2008, we paid Futura approximately $1.9 million and $2.7 million, respectively, for services provided under this agreement.

        Futura's liability for damages was limited to the aggregate compensation actually received by Futura under any applicable purchase order, except in the event of any liability arising from a breach of Futura's confidentiality obligations, Futura's gross negligence or willful misconduct or to the extent contrary to the laws of any applicable jurisdiction.

        The term of the services agreement commenced upon the consummation of our merger with New Age Translation, Inc. on November 29, 2006 and was terminated on March 2, 2009. On March 2, 2009, we entered into a master services agreement, which supersedes and replaces our services agreement with Futura. The term of the master services agreement commenced on March 2, 2009 and will continue until December 31, 2013, unless terminated earlier. The master services agreement may be terminated by (i) either party if the other party materially breaches the master services agreement and fails to cure the breach within 60 days of receipt of notice thereof, (ii) either party upon the insolvency or bankruptcy of the other party or (iii) either party if an amount from the other party in excess of $100,000 remains due and unpaid or if any amount from the other party remains due and unpaid for 90 days or more. We may also terminate the master services agreement for any reason or no reason upon 45 days notice to Futura. If Futura terminates the master services agreement as a result of our breach, or we terminate the master services agreement as a result of Futura's breach or for no reason, we will be required to (x) pay Futura a termination fee of $750,000 and (y) sublease at Futura's option up to 10,000 square feet of Futura's office space in Fort Washington, Pennsylvania for the remaining term of Futura's lease with the landlord. The rental term of Futura's lease is 66 months and began on October 15, 2006. The current minimum monthly rent under the lease is $37,173 for 22,215 square feet of office space and increases approximately $925 on October 15 of each year of the rental term.

        Pursuant to the master services agreement, Futura is granted the exclusive right to provide certain outsourcing services and functions to support the equipment that is used in our business. We will issue purchase orders for specified services to be provided by Futura and the services will be set forth in mutually agreed statements of work. Futura will maintain its exclusive right to provide services until the earlier of the termination of the master services agreement or the fulfillment by Futura of services under statements of work in the amount of $1,500,000 for any calendar year during the term of the master services agreement, after which point we may use other providers to perform the services for the balance of that calendar year, provided that Futura is given the right to perform the services on the same terms and conditions as the other providers with our consent not to be unreasonably withheld. The fees payable to Futura for services will be specified in the applicable statement of work.

        Pursuant to the master services agreement, Futura agreed to certain confidentiality, non-solicitation and warranty provisions and we agreed to certain confidentiality and non-solicitation provisions as well. Futura will bear the risk of loss for the services rendered under the master services agreement and statements of work, including, but not limited to all costs (subject to certain exclusions) related to warranty, extended warranty and call center services that are sold by us to our customers and to post- and pre-production of kitting (assembly and packaging), imaging and shipments to our customers, in each case as such services are specified in an applicable statement of work. Futura's liability for damages is limited to the aggregate compensation actually received by Futura under any applicable statement of work, except in the event of any liability arising from a breach of Futura's confidentiality and non-solicitation obligations or from its gross negligence or willful misconduct, or to the extent contrary to the laws of any applicable jurisdiction.

Gulian & Associates

        During 2007 and 2008, we maintained a business relationship with Gulian & Associates, which is owned by the wife of David T. Gulian, the President and Chief Executive Officer and director and stockholder. Under the terms of the arrangement, Gulian & Associates provided us with retainer-based professional recruiting services, on a non-exclusive basis. Gulian & Associates was paid a success fee of 20% of a newly hired person's annual base salary for employees it introduces to us; one-third of the fee is invoiced at the time of the engagement, the remainder is invoiced only upon successful placement of a candidate into the role. In 2007 and 2008, we paid Gulian & Associates approximately $159,000 and $225,000, respectively, in success fees.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish InfoLogix with copies of these reports. Based on our review of the copies of the reports we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, InfoLogix believes that all filings required to be made under Section 16(a) by the reporting persons since our common stock became registered pursuant to Section 12 of the Exchange Act were made on a timely basis, except that (i) John A. Roberts was inadvertently late in filing a Form 4 relating to an acquisition of InfoLogix's common stock and (ii) David T. Gulian was inadvertently late in filing a Form 4 related to an acquisition of InfoLogix's common stock.

Audit Committee Report

        The Audit Committee of our Board of Directors is governed by a charter approved and adopted by the Board of Directors on February 26, 2009. A copy of the Audit Committee Charter is available on our website at www.infologix.com. InfoLogix's Board of Directors has determined that all of the members of the Audit Committee are independent based on applicable NASDAQ rules and InfoLogix's own independence guidelines. Each member of the committee also meets the Securities and Exchange Commission's additional independence requirements for audit committee members. In addition, InfoLogix's Board of Directors has determined that Wayne D. Hoch is an "audit committee financial expert," as defined by Securities and Exchange Commission rules.

        InfoLogix's management has primary responsibility for InfoLogix's financial statements. McGladrey & Pullen LLP, InfoLogix's registered independent registered public accounting firm for 2008, is responsible for expressing an opinion on the conformity of InfoLogix's audited financial statements with accounting principles generally accepted in the United States. Before InfoLogix's Annual Report on Form 10-K for the year ended December 31, 2008 was filed with the Securities and Exchange Commission, the Audit Committee reviewed and discussed with management and McGladrey & Pullen the audited financial statements of InfoLogix for the year ended December 31, 2008, which included the consolidated balance sheets of InfoLogix as of December 31, 2008 and 2007, the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008, and the notes thereto. In connection with this review, the Audit Committee, among other things:

  •
  made inquiries of InfoLogix's management and McGladrey & Pullen with respect to the reliability and integrity of InfoLogix's accounting policies and financial reporting practices; and

  •
  reviewed with McGladrey & Pullen its views on the quality of InfoLogix's implementation of accounting principles, disclosure practices and use of accounting estimates in preparing the financial statements.

        The Audit Committee discussed with McGladrey & Pullen the matters required to be discussed by SAS 61 (Communications with Audit Committees), as amended, which include, among other items, matters related to the conduct of the audit of InfoLogix's financial statements. The Audit Committee received written disclosures and the letter from McGladrey & Pullen required by the Public Company Accounting Oversight Board regarding the accountants' independence from InfoLogix and its related entities, and has discussed with McGladrey & Pullen its independence from InfoLogix.

        Based on the review and discussions referred to above, the Audit Committee recommended to InfoLogix's Board of Directors that InfoLogix's audited financial statements be included in InfoLogix's Annual Report on Form 10-K for the year ended December 31, 2008.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Wayne D. Hoch, Chair Thomas C. Lynch Thomas O. Miller

Additional Information Regarding Our Independent Registered Public Accounting Firm

        We retained McGladrey & Pullen to audit our consolidated financial statements for the years ended December 31, 2008 and 2007. We understand the need for our independent registered public accounting firm to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm, the Audit Committee of our Board of Directors has adopted and approved a policy related to the pre-approval of all non-audit work to be performed by our independent registered public accounting firm.

        Consistent with the rules established by the Securities and Exchange Commission, proposed services to be provided by the company's independent registered public accounting firm are evaluated by grouping the service fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services are discussed and approved by the Audit Committee. In order to render approval, the Audit Committee has available a schedule of services and fees approved by category for the current year for reference and specific details are provided. The Audit Committee does not pre-approve services related only to the broad categories noted above.

        The Audit Committee has delegated pre-approval authority to its chairman for cases where services must be expedited. The Company's management provides the Audit Committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year with forecasts of additional services anticipated during the upcoming year.

        All of the services related to fees disclosed below were pre-approved by the Audit Committee.

        The aggregate fees paid for professional services by McGladrey & Pullen and Asher in 2007 and 2008 for their services were:

Type of Fees	2007	2008
Audit Fees	$188,715	$271,000
Total	$188,715	$271,000

        In the table above, in accordance with the Securities and Exchange Commission's definitions and rules, "audit fees" are fees we paid or were billed by McGladrey & Pullen for professional services for the audit of our consolidated financial statements included in our Forms 10-K, and for services that are normally provided by the accountant in connection with the review of Securities and Exchange Commission registration statements and other filings, comfort letters and consents.

        We did not engage McGladrey & Pullen to provide any audit related services, tax services or other services during 2008.

Stockholders' Proposals

        Under SEC rules, certain stockholder proposals may be included in our proxy statement. Any stockholder desiring to have such a proposal included in our proxy statement for our Annual Meeting of Stockholders to be held in 2010 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), to our executive offices by December 31, 2009. Where a stockholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8, the proposal must have been received by March 15, 2010, or it will be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

 Forward-Looking Statements

        This Proxy Statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2008. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

  •
  our ability to refinance, replace or restructure our current indebtedness and to comply with financial covenants and other terms and conditions contained in the agreements governing our indebtedness or any replacement indebtedness;

  •
  our ability to operate profitably and manage the growth of our business;

  •
  further changes in economic, business or industry conditions;

  •
  our ability to find additional financing necessary to support our operations and our strategic objectives while also maintaining our focus on operating and developing our business;

  •
  our ability to successfully integrate acquisitions with our existing operations;

  •
  our ability to retain, replace and hire experienced senior management;

  •
  our relationships with our customers, key industry relationships and other third parties on which we rely;

  •
  competition in the industries in which we compete;

  •
  our ability to introduce new products and services and maintain products and service quality;

  •
  our ability to protect our intellectual property rights; and

  •
  restrictions on our operations contained in our Amended and Restated Loan Agreement or agreements for any replacement indebtedness.

        All statements, other than statements of historical facts, included in this Proxy Statement regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects, current expectations, forecasts, and plans and objectives of management are forward-looking statements. When used in this report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "should," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Proxy Statement. We do not undertake any obligation to update any forward-looking statements or other information contained herein, except as required by federal securities laws. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. We have disclosed important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and elsewhere in this Proxy Statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 Where You Can Find More Information

        We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

    SEC Public Reference Room
    100 F Street N.E.
    Washington, D.C. 20549

        Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

        Our corporate Internet Web site is http://www.infologix.com. Our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC. The information contained on our Web site or connected to our Web site is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

        Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

    InfoLogix, Inc.
    Attention: Investor Relations
    101 E. County Line Road, Suite 210
    Hatboro, PA 19040

Incorporation by Reference

        The information contained in this proxy statement under the heading "Audit Committee Report" is not "soliciting material," nor is it "filed" with the SEC, nor shall such information be incorporate into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that InfoLogix specifically incorporates such information by reference in a filing. Our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and our 2006 Equity Compensation Plan are being mailed to our stockholders with this proxy statement.

Other Matters

        Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Investor Relations department at the address listed above in "Where You Can Find More Information" or request copies by calling (215) 604-0200. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

By Order of the Board of Directors
John A. Roberts Secretary
December , 2009

APPENDIX A
SECOND CERTIFICATE OF AMENDMENT
TO OUR CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
INFOLOGIX, INC.

        InfoLogix, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

  1.
  That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed second amendment to the Certificate of Incorporation (this "Certificate of Amendment") and declaring such amendment to be advisable and recommended for approval by the stockholders of the Corporation.

  2.
  That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the Certificate of Amendment.

  3.
  That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

  4.
  Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said Article shall read in its entirety as follows:

        "FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, all of such shares shall be $0.0001 par value per share, without cumulative voting rights and without any preemptive rights, and of which One Hundred Million (100,000,000) shall be designated Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock, all of such Preferred Stock shares shall be of such classes and series and have such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the Board of Directors may determine from time to time.

        Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each twenty-five shares of issued Common Stock immediately prior to the Effective Time are reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of Common Stock on NASDAQ immediately following the Effective Time.

        Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from

A-1

and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this            day of                , 2009.

InfoLogix, Inc.
By:
Name:
Title:

A-2

APPENDIX B
AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN

AMENDMENT NO. 1
NEW AGE TRANSLATION, INC
2006 EQUITY COMPENSATION PLAN

        This Amendment No.1 (the "Amendment") dated as of                , 2009 amends the terms and conditions of the New Age Translation, Inc. 2006 Equity Compensation Plan (the "Plan").

        WHEREAS, the Board of Directors of InfoLogix, Inc., a Delaware corporation (the "Company") (as successor to New Age Translation, Inc.), desires to effect the revisions to the Plan set forth in this Amendment effective the date hereof.

        NOW THEREFORE, the Plan is amended as follows:

          1.     The name of the Plan shall be the "InfoLogix, Inc. 2006 Equity Compensation Plan."

          2.     As defined in Section 1 of the Plan, the "Plan" shall mean the InfoLogix, Inc. 2006 Equity Compensation Plan, as amended by Amendment No. 1 to the Plan dated as of                , 2009.

          3.     The first paragraph of Section 4 of the Plan is replaced in its entirety with the following:

            "The maximum aggregate number of Common Shares that may be delivered under the Plan is 1,840,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), provided that the aggregate number of Common Shares subject to Options, SARs, Performance Stock, PSUs, and Bonus Shares granted to an Employee during any calendar year under the Plan shall not exceed 1,840,000 shares."

          4.     The last paragraph of Section 15 of the Plan is replaced in its entirety with the following:

            "The Committee may, with the concurrence of the affected Grantee, reprice Options and/or cancel any agreement evidencing any Award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Awards (which may or may not cover the same number of shares or units which had been the subject of the prior Award) in such manner, at such price and subject to the same terms, conditions and discretions as would have been applicable under this Plan had the canceled Awards not been granted.

            Except as provided in Section 14, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code Section 424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause the modification (within the meaning of Code Section 409A) of an Option or SAR."

            All other provisions of the Plan shall remain in full force and effect.

B-1

INFOLOGIX, INC.

101 E. County Line Road

Suite 210

Hatboro, PA 19040

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to InfoLogix, Inc. 101 East County Line Road, Suite 210, Hatboro, PA 19040.

You are urged to sign and return this Proxy so that you may be sure that these shares will be voted.

You may view the Proxy Statement, Annual Report, Quarterly Report and Existing Option Plan on the Internet at www.infologix.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFOLOGIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 1, 3 AND 4.

Vote on Proposal		For	Against

1.	APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION:	☐	☐

Vote on Directors		For	Withhold	For All
		All	All	Except
2.	ELECTION OF OUR BOARD OF DIRECTORS:

NOMINEES:
01) Mark S. Denomme		☐	☐	☐
02) David T. Gulian
03) Manuel A. Henriquez
04) Wayne D. Hoch
05) Roy Y. Liu
06) Thomas C. Lynch
07) Thomas O. Miller

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal		For	Against	Abstain

3.	RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009:	☐	☐	☐

4.	APROVAL OF AN AMENDMENT TO OUR 2006 EQUITY COMPENSATION PLAN:	☐	☐	☐

5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Note: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

AUTHORIZED SIGNATURES - Sign below.

This section must be completed for your instructions to be executed.	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

INFOLOGIX, INC.

December 30, 2009

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints David T. Gulian and John A. Roberts, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of common stock of InfoLogix, Inc. held of record by the undersigned at the close of business on December 3, 2009 at the Annual Meeting of Stockholders to be held on Wednesday, December 30, 2009 and at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL NO. 2, FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009, AND FOR THE APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY COMPENSATION PLAN.

(continued on reverse side)